CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
U.S.$1,750,000,000 2.934% Senior Notes due 2021	$1,750,000,000	$176,225
U.S.$1,500,000,000 3.784% Senior Notes due 2026	$1,500,000,000	$151,050
U.S.$750,000,000 Senior Floating Rate Notes due 2021	$750,000,000	$75,525

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-209069

PROSPECTUS SUPPLEMENT

(To prospectus dated January 21, 2016)

Sumitomo Mitsui Financial Group, Inc.

(incorporated under the laws of Japan with limited liability)

U.S.$1,750,000,000 2.934% Senior Notes due 2021

U.S.$1,500,000,000 3.784% Senior Notes due 2026

U.S.$750,000,000 Senior Floating Rate Notes due 2021

We expect to issue an aggregate principal amount of U.S.$1,750,000,000 of senior notes due March 9, 2021, or the 5-year notes, and an aggregate principal amount of U.S.$1,500,000,000 of senior notes due March 9, 2026, or the 10-year notes, and together with the 5-year notes, the fixed rate notes. The 5-year notes and the 10-year notes will bear interest commencing March 9, 2016, at an annual rate of 2.934% and 3.784%, respectively, payable semiannually in arrears on March 9 and September 9 of each year, beginning on September 9, 2016.

We also expect to issue an aggregate principal amount of U.S.$750,000,000 of senior floating rate notes due March 9, 2021, or the floating rate notes, and together with the fixed rate notes, the notes. The floating rate notes will bear interest commencing March 9, 2016 at a floating rate per annum, reset quarterly, equal to the three-month U.S. dollar London Interbank Offered Rate, or LIBOR (determined as provided under “Description of the Notes”), plus 1.68% payable quarterly in arrears on March 9, June 9, September 9 and December 9 of each year, beginning on June 9, 2016, subject to adjustments.

The notes will not be redeemable prior to maturity, except as set forth under “Description of the Notes—Redemption for Taxation Reasons” in this prospectus supplement, and will not be subject to any sinking fund. The notes will be issued only in registered form in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Article 4.1(14) of the Markets in Financial Instruments Directive (Directive 2004/39/EC).

This prospectus supplement does not constitute a prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC).

Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item  3. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, or the SEC, and in the “Risk Factors” section beginning on page S-6 of this prospectus supplement before making any decision to invest in the notes.

	Per 5-year note	Per 10-year note	Per floating rate note	Total
Public offering price(1)	100%	100%	100%	U.S.$	4,000,000,000
Underwriting commission(2)	0.35%	0.45%	0.35%	U.S.$	15,500,000
Proceeds, before expenses, to SMFG(1)	99.65%	99.55%	99.65%	U.S.$	3,984,500,000

(1)	Plus accrued interest from March 9, 2016, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be represented by one or more global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Beneficial interests in these global certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., or Euroclear, and Clearstream Banking, S.A., Luxembourg, or Clearstream. Except as described in this prospectus supplement or the accompanying prospectus, notes in definitive certificated form will not be issued in exchange for global certificates.

It is expected that the notes will be delivered in book-entry form only, through the facilities of DTC and its participants, including Euroclear and Clearstream, on or about March 9, 2016.

Joint Lead Managers and Joint Bookrunners

Goldman, Sachs & Co.	SMBC Nikko

Citigroup	Barclays	BofA Merrill Lynch	J.P. Morgan

Co-Managers

Daiwa Capital Markets	Nomura	Deutsche Bank Securities	HSBC

Prospectus Supplement dated March 2, 2016

Prospectus Supplement

S-ii

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan, or the FIEA, and are subject to the Act on Special Measures Concerning Taxation of Japan, or the Special Taxation Measures Act. The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution under the applicable underwriting agreement by the underwriters at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, or a specially-related person of the issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

Interest payments on the notes will be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (9) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a public corporation, a financial institution or a financial instruments business operator described in Article 3-3, Paragraph (6) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

Representation by Investor upon Distribution

By subscribing to any notes, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated January 21, 2016, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have

S-iii

referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain in a number of places forward-looking statements regarding our intent, belief or current expectations of our management with respect to the future results of operations and financial condition of us, SMBC and our respective group companies, including without limitation future loan loss provisions and financial support to borrowers. In many cases but not all, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements, which include statements contained in “Item 3. Key Information—Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures about Credit, Market and Other Risk” of our annual report on Form 20-F for the fiscal year ended March 31, 2015 and statements contained in our report on Form 6-K furnished to the SEC on January 21, 2016, reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described here as anticipated, believed, estimated, expected or intended.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information— Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, where information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded, except for information of SMBC Nikko Securities Inc., or SMBC Nikko Securities, the amounts of which have been truncated. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be, except for capital ratios, which have been truncated.

S-iv

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “U.S.$,” “dollars” and “U.S. dollars” are to United States dollars and references to “yen” and “¥” are to Japanese yen. Unless otherwise specified, when converting currencies into yen we use Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. References to the “Group” are to us and our subsidiaries and affiliates taken as a whole. “SMBC” and the “Bank” refer to our main subsidiary, Sumitomo Mitsui Banking Corporation or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Our Company

We are a joint stock company incorporated with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, one of the largest commercial banks in Japan. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, our subsidiaries in our commercial banking business include SMBC Trust Bank Ltd., Kansai Urban Banking Corporation, THE MINATO BANK, LTD., Sumitomo Mitsui Banking Corporation Europe Limited and Sumitomo Mitsui Banking Corporation (China) Limited. Our subsidiaries also include Sumitomo Mitsui Finance and Leasing Company, Limited, or SMFL, in the leasing business, SMBC Nikko Securities and SMBC Friend Securities Co., Limited, or SMBC Friend Securities, in the securities business, and Sumitomo Mitsui Card Company, Limited, or Sumitomo Mitsui Card, Cedyna Financial Corporation, or Cedyna, and SMBC Consumer Finance Co., Ltd., or SMBC Consumer Finance, in the consumer finance business.

SMBC is one of the world’s largest commercial banks on the basis of total assets and provides an extensive range of consumer and corporate banking services in Japan and wholesale banking services overseas. In Japan, it has solid franchises in both corporate and consumer banking. The Bank has long-standing and close business relationships with many companies listed on the First Section of the Tokyo Stock Exchange and long historical relationships with Sumitomo Group and Mitsui Group companies. The Bank had approximately 28 million consumer banking customer deposit accounts and approximately 90,000 corporate borrower customers on a non-consolidated basis as of September 30, 2015.

We plan to continue promoting business collaborations between the Bank and other Group companies and affiliates, including SMFL, SMBC Nikko Securities and The Japan Research Institute, Limited in the corporate solutions business and SMBC Nikko Securities, SMBC Friend Securities, Sumitomo Mitsui Card, Cedyna and SMBC Consumer Finance in providing financial consulting services to individuals.

Our registered head office is located at 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan. Our main telephone number is +81-3-3282-8111, and our corporate website is http://www.smfg.co.jp. Information appearing on our website is not incorporated by reference into this prospectus supplement.

The Offering

Issuer	Sumitomo Mitsui Financial Group, Inc.

Securities Offered	$1,750,000,000 aggregate principal amount of 2.934% senior notes due March 9, 2021.

$1,500,000,000 aggregate principal amount of 3.784% senior notes due March 9, 2026.

$750,000,000 aggregate principal amount of senior floating rate notes due March 9, 2021.

The notes will be issued in fully registered form, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Prices	100% for the 5-year notes,

100% for the 10-year notes, and

100% for the floating rate notes,

plus, in each case, accrued interest from March 9, 2016, if settlement occurs after that date.

Maturity Dates	The 5-year notes will mature on March 9, 2021.

The 10-year notes will mature on March 9, 2026.

The floating rate notes will mature on March 9, 2021.

Ranking	The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations. See “Description of the Notes—General.”

Payment of Principal and Interest for the Fixed Rate Notes	Interest on the 5-year notes and the 10-year notes will accrue at the rates of 2.934% per annum and 3.784% per annum, respectively, in each case from March 9, 2016.

We will pay interest on the fixed rate notes semiannually in arrears on March 9 and September 9 of each year, beginning on September 9, 2016, to the persons in whose names the fixed rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the fixed rate notes will be paid to but excluding the relevant interest payment date. We will compute interest on the fixed rate notes on the basis of a 360-day year consisting of twelve 30-day months. If any payment is due on the fixed rate notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day.

We will pay 100% of the principal amount of the fixed rate notes at their respective maturity dates.

See “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes.”

Payment of Principal and Interest for the Floating Rate Notes	Interest on the floating rate notes will accrue at a floating rate per annum, reset quarterly, equal to the three-month U.S. dollar LIBOR plus 1.68% from March 9, 2016. LIBOR for each interest period (as defined herein) will be determined by the calculation agent in accordance with the terms of the floating rate notes.

We will pay interest on the floating rate notes quarterly in arrears on March 9, June 9, September 9 and December 9 of each year, beginning on June 9, 2016, subject to adjustments, to the persons in whose names the floating rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day).

We will compute interest on the floating rate notes on the basis of the actual number of days in an interest period and a 360-day year. The first interest period will begin on and include March 9, 2016 and will end on but exclude the first interest payment date of the floating rate notes. The interest rate applicable to the first interest period will be determined by the calculation agent on March 7, 2016.

If any interest payment date (other than the maturity date) of the floating rate notes would fall on a day that is not a business day, that interest payment date will be adjusted to the day that is the next succeeding business day, unless that business day is in the next succeeding month, in which case such interest payment date will be the immediately preceding business day.

The maturity date for the floating rate notes will be March 9, 2021. In the event March 9, 2021 is not a business day, the payment of interest and principal in respect of the floating rate notes will be made on the next succeeding day that is a business day, and no interest on such payment shall accrue for the period from and after March 9, 2021.

We will pay 100% of the principal amount of the floating rate notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes” and “Description of the Notes—Determination of Floating Interest Rate.”

Redemption for Taxation Reasons

The notes of each series may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under applicable Japanese laws or regulations then in effect), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the indenture) at a redemption price equal to 100% of the principal amount of the relevant notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if we have been or will become obliged to pay additional amounts as described under “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes of the relevant series and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of the relevant notes. See “Description of the Notes—Redemption for Taxation Reasons.”

Events of Default and Remedies	The following will be events of default with respect to the notes of a series:

•	Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the notes of such series;

•	We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the notes of such series or in the Indenture in respect of the notes of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding notes of such series; or

•	Certain events of bankruptcy, insolvency, reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan shall have occurred with respect to us or an effective resolution shall have been passed by us for our winding up or dissolution.

See “Description of the Notes—Events of Default and Remedies.”

Each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days following the date upon which the Prime Minister of Japan, or the Prime Minister, confirms that any of the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan, or the Deposit Insurance Act (or any successor provision thereto), or Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, effected with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “Description of the Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying prospectus.

Listing	We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Global Security	The notes of each series will be initially represented by one or more global certificates in definitive, fully registered form without interest coupons, or global securities. The global securities will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream.

The security numbers for the notes are:

	5-year notes	10-year notes	Floating rate notes
CUSIP No.:	86562M AB6	86562M AC4	86562M AD2
ISIN:	US86562MAB63	US86562MAC47	US86562MAD20
Common Code:	136231898	136231901	137465604

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by a global security will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial owners of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive notes except in the limited circumstances described under “Description of the Debt Securities—Form, Book-entry and Transfer” in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds of this offering to extend senior unsecured loans to the Bank. The Bank intends to use the proceeds of the loans for general corporate purposes.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent	The Bank of New York Mellon will act as the trustee, paying agent, transfer agent and registrar for each series of the notes and as calculation agent for the floating rate notes.

Conflicts of Interest	SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA), or Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)” beginning on page S-41 of this prospectus supplement.

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of notes and the suitability of investing in the notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2015.

Risks Related to Our Business

Future declines of securities prices on Japanese stock markets or other global markets could cause us to experience impairment losses and unrealized losses on our equity securities portfolio, which could negatively affect our financial condition, results of operations and regulatory capital position.

The reported value of our available-for-sale equity instruments accounted for 3.1% of our total assets at September 30, 2015, approximately 87.5% of which were Japanese equity securities. This value depends mainly on prices of the instruments in the stock market.

A listed equity security is impaired primarily based on its market price. If we conclude that a particular security is impaired, we calculate the impairment loss based on the market price of that security at the end of the relevant period. Declines in the Japanese stock markets or other global markets could result in further losses from impairment of the securities in our equity securities portfolio or sales of these securities, adversely affecting our results of operations and financial condition.

Our regulatory capital position and that of the Bank depend in part on the fair value of our equity securities portfolio. Substantial declines in the Japanese stock markets or other global markets would negatively affect our and the Bank’s capital positions, and limit the Bank’s ability to make distributions to us.

We may further reduce our holdings of equity securities in order to reduce financial risks. Any disposal by us of equity holdings of our customers’ shares could adversely affect our relationships with those customers.

Changes in the levels or volatility of market rates or prices could adversely affect our financial condition and results of operations.

We engage in trading and investing activities dealing with various kinds of financial instruments such as bonds, equities, currencies, derivatives and funds. Our financial condition and results of operations could be adversely affected by actual changes or volatility in interest rates, foreign exchange rates and market prices of other investment securities. For example, we have substantial investments in debt securities. In particular, Japanese government bonds or JGBs represent a significant part of our fixed income portfolio. At September 30, 2015, we had approximately ¥10 trillion of JGBs classified as available-for-sale financial assets, which accounted for approximately 5.5% of our total assets. Increases in interest rates could substantially decrease the value of our fixed income portfolio, and any unexpected changes in yield curves could adversely affect the value of our bond and interest rate derivative positions, resulting in lower-than-expected revenues from trading and investment activities. Market volatility may also result in significant unrealized losses or impairment losses on such instruments. Furthermore, the downgrading of investment securities by credit rating agencies may also cause declines in the value of our securities portfolio.

Adverse economic conditions and deterioration of the financial conditions of our customers could increase our credit costs.

Our non-performing loans, or NPLs, and credit costs for corporate and individual customers may increase significantly if:

•	domestic or global economic conditions worsen or do not improve;

•	our customers do not repay their loans, due to reasons including deterioration of their financial conditions; and

•	the value of collateral declines.

We have substantial exposure to corporate customers in the following sectors: real estate and goods rental and leasing, manufacturing, wholesale and retail, transportation, communications and public enterprises, and services, including electric utilities, and to individual customers mainly through housing loans. The financial conditions of those customers may be subject to changes in the industry-specific economic conditions as well as general economic conditions. In addition, adverse region-specific economic conditions could worsen our customers’ financial conditions or could decrease the value of our collateral provided to us in such regions. As a result, we may be required to record increases in our allowance for loan losses.

Moreover, for certain borrowers, we may choose to engage in debt-for-equity swaps or provide partial debt write-offs, additional financing or other forms of assistance as an alternative to exercising our full legal rights as a creditor if we believe that doing so may increase our ultimate recoverable amount of the loan. We may be required to, or choose to, provide new or additional financing to customers who may incur unexpected liabilities, have difficulty in the future in continuing operations, encounter difficulties or need to devote significant resources to repair their infrastructures, as a result of natural disasters or other calamities.

In addition, changes in laws or government policies may have an adverse impact on the rights of creditors. For example, the Government of Japan has provided or may provide in the future government guarantees and other government support measures in response to the financial crisis or other unexpected incidents such as the Great East Japan Earthquake of March 2011 and collateral events. Even if our current or future loans to borrowers have received or will receive any government support measures, it is unclear to what extent those loans will benefit, directly or indirectly, from the current or any future government guarantees or support measures.

In addition, our NPLs may increase and there may be additional credit costs if we fail to accurately estimate the incurred losses in our loan portfolio. These estimates require difficult, subjective and complex judgments such as credit evaluation of our borrowers, valuation of collateral and forecasts of economic conditions.

The ratio of impaired loans and advances to the total loans and advances, both net of allowance for loan losses, were 0.9%, 1.0% and 1.3% at September 30, 2015 and March 31, 2015 and 2014, respectively.

A significant downgrade of our credit ratings could have a negative effect on us.

At the date of this prospectus supplement, SMFG has the issuer credit rating of A- from Standard & Poor’s Ratings Japan K.K. and the foreign and local currency issuer default ratings of A/F1 from Fitch Ratings Japan Limited. There can be no assurance that these ratings will be maintained.

A material downgrade of our credit ratings may have various effects including, but not limited to, the following:

•	we may have to accept less favorable terms in our transactions with counterparties, including capital raising activities, or may be unable to enter into certain transactions;

•	foreign regulatory bodies may impose restrictions on our overseas operations;

•	existing agreements or transactions may be cancelled; and

•	we may be required to provide additional collateral in connection with derivatives transactions.

Any of these or other effects of a downgrade of our credit ratings could have a negative impact on the profitability of our treasury and other operations, and could adversely affect our regulatory capital position, liquidity position, financial condition and results of operations.

We are exposed to the industry specific risks of the consumer finance industry.

Changes in the legal environment have severely adversely affected the business performance of consumer lending and credit card companies. We have exposures to the risks specific to the consumer finance industry through our subsidiaries, including Cedyna and SMBC Consumer Finance.

Consumer lending and credit card companies had offered unsecured personal loans, which included loans with so-called “gray zone” interest in excess of the maximum rate prescribed by the Interest Rate Restriction Act of Japan, or the Interest Rate Restriction Act, (ranging from 15% to 20%) up to the 29.2% maximum rate permitted under the Act Regulating the Receipt of Contributions, Receipt of Deposits and Interest Rates of Japan. However, as a result of court decisions unfavorable to those companies, claims for refunds of amounts paid in excess of the applicable maximum allowed rate by the Interest Rate Restriction Act have increased substantially. Although Cedyna, SMBC Consumer Finance and other subsidiaries have each recorded a provision for claims for refunds of gray zone interest on loans, we may be required to recognize additional losses if such provisions are determined to be insufficient. The provision for interest repayment is calculated by estimating the future claims for the refund of gray zone interest, taking into account historical experience such as the number of customer claims for a refund, the amount of repayments and the characteristics of customers, and the length of the period during which claims are expected to be received in the future. The timing of the settlement of these claims is uncertain. For further information, see “Supplemental Financial and Other Information (Japanese GAAP)—Other Supplementary Information—Operating Results of SMBC Consumer Finance.”

Amendments to laws regulating moneylenders, which were promulgated in 2006 and which became fully effective in June 2010, increased the authority of government regulators, prohibited gray zone interest and introduced an upper limit on aggregate credit extensions to an individual by moneylenders at one-third of the borrower’s annual income. After the promulgation of such amendments, Cedyna, SMBC Consumer Finance and other companies engaged in related business reduced their interest rates on loans in preparation for the prohibition of gray zone interest. As a consequence, margins earned by those companies, as well as the amounts of loans extended, have decreased.

Risks Related to the Notes

The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Sumitomo Mitsui Banking Corporation.

As a holding company, our assets consist primarily of equity in and loans to our subsidiaries, in particular SMBC, and our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from such subsidiaries. If our Group subsidiaries’ financial conditions materially deteriorate or under certain other conditions, we may not be able to receive such funds from our subsidiaries due to legal restrictions, including under the Banking Act of Japan, or the Banking Act, the Companies Act of Japan, or the Companies Act, and the Deposit Insurance Act or as a result of contractual obligations applicable to such subsidiaries. Claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as our creditors from such distribution) in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries in such proceedings. Claims of creditors of our subsidiaries include substantial amounts of long-term debt, deposit liabilities of SMBC and other banking subsidiaries, short-term borrowings, obligations under derivative transactions, trade payables and lease obligations. As a result, holders of the notes may receive less than full payment in the event of our bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding, even though the claims of creditors of our subsidiaries may be satisfied in full.

We expect to use the proceeds of the offering to extend a senior unsecured loan to SMBC. However, we may discharge or extinguish (in whole or in part) or restructure such loan or any other loans to or investments in SMBC or any of our other subsidiaries at any time including, without limitation, to satisfy banking or other regulatory requirements, including loss absorption requirements. A restructuring could include changes to the legal or regulatory form of the loan or investment, changes to its ranking as a claim in the bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding of the subsidiary, changes to or addition of contractual loss absorbing mechanisms or any other changes or additions to its terms or features. Any such changes may affect our status as creditor of such subsidiary, which could materially adversely affect the value of the notes.

The notes will be subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the notes could be materially adversely affected, and holders of the notes may lose all or a portion of their investment.

In November 2015, the Financial Stability Board, or FSB, published its final Total Loss-Absorbing Capacity, or TLAC, standards. The final TLAC standards define certain minimum requirements for instruments and liabilities so that if a global systemically important bank, or G-SIB, fails, it will have sufficient loss absorbing and recapitalization capacity available in resolution. For more information regarding the FSB’s final TLAC standards, see “Recent Developments—Combined TLAC and Capital Buffer Requirements.” We intend for the notes, due in part to their structural subordination, to qualify as TLAC when the regulations to introduce the TLAC requirements in Japan become effective. However, as of the date of this prospectus supplement, TLAC requirements have not been adopted or proposed in Japan. There is no assurance that such requirements will be the same as the FSB’s final TLAC standards or that the notes will qualify as TLAC under such requirements.

The notes are expected to be subject to potential losses through our liquidation pursuant to court-administered insolvency proceedings following the application of the orderly resolution powers under the Deposit Insurance Act. The Deposit Insurance Act, as amended in March 2014, provides the framework for resolving financial institutions, including financial holding companies, such as us, and operating banks. Such framework includes measures that may be applied to a financial institution prior to its failure, although there is no assurance that such measures would be applied in any given situation, and orderly resolution measures for financial institutions that have already failed or are likely to fail. Under the current framework, if the Prime Minister recognizes that a financial institution’s liabilities exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations and further recognizes that the failure of such financial institution may cause significant disruption in the financial markets or other financial systems in Japan, following deliberation by Japan’s Financial Crisis Response Council, the Prime Minister may confirm that Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to such financial institution. The failed financial institution shall also be placed under special supervision by, or if the Prime Minister so orders, under special control of, the Deposit Insurance Corporation of Japan, or the DIC, in which case the DIC would have broad authority to supervise or control the failed financial institution’s business, assets and/or liabilities, including the transfer of its systemically important assets and liabilities (which we expect in the case of our orderly resolution would include the shares of SMBC and other of our subsidiaries) to a bridge financial institution established as a subsidiary of the DIC or such other financial institution as the DIC may determine, the repayment of certain of its liabilities and ultimately the initiation of court-administered insolvency proceedings with respect to such financial institution, in each case in accordance with the Deposit Insurance Act and other relevant laws. See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations for Stabilizing the Financial System—Deposit Insurance System” in our annual report on Form 20-F for the fiscal year ended March 31, 2015, which is incorporated herein by reference. In addition, the Prime Minister can designate certain assets that will be transferred to a bridge financial institution or to such other financial institution as part of our orderly resolution to be subject to a prohibition on attachment pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

To facilitate our orderly resolution under the Deposit Insurance Act and Japanese insolvency proceedings, each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days following the date upon which the Prime Minister confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, effected with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), which permission may be granted by such court in accordance therewith if (i) we are under special supervision by, or under special control of, the DIC pursuant to the Deposit Insurance Act and (ii) our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations.

If we become subject to orderly resolution procedures under the Deposit Insurance Act, there can be no assurance that the exercise of measures available to the Prime Minister, the DIC or the Japanese courts to prevent disruption to financial markets or other financial systems in Japan would not adversely affect the rights of holders of the notes or the value of any holder’s investment in the notes. For example, if the shares of our subsidiaries are transferred to a bridge financial institution or such other financial institution as determined by the DIC, we would only be entitled to receive consideration representing the fair value of such shares, which could be significantly less than the book value of such shares. As a result, the recovery value of our residual assets in court-administered insolvency proceedings after the exercise of orderly resolution measures by the DIC may not be sufficient to fully satisfy our liabilities, including our obligations under the notes. In addition, the value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, holders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution.

The circumstances surrounding or triggering orderly resolution are unpredictable.

The occurrence of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. Under the current framework, the commencement of the orderly resolution process is dependent upon, among other things, a determination by the Prime Minister, following deliberation by Japan’s Financial Crisis Response Council, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that such failure may cause significant disruption in the financial markets or other financial systems in Japan. The application of Specified Item 2 Measures (tokutei dai nigo sochi) to us may result from, among other things, a loan that we extended to, or an investment we made in, SMBC or any of our other subsidiaries being subjected to loss absorption before the failure of such subsidiary, pursuant to the terms of such loan or investment or in accordance with applicable Japanese laws or regulations then in effect. In addition, the application of orderly resolution measures under the Deposit Insurance Act is untested and will be subject to interpretation and application by the relevant regulatory and supervisory authorities in Japan. Moreover, it is uncertain how the relevant authorities would determine that our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations, which determination is required to commence an orderly resolution, and it is possible that particular circumstances that seem similar may result in different outcomes. Our creditors, including holders of the notes, may encounter difficulty in challenging the application of orderly resolution measures to us.

It may be difficult to predict when, if at all, we may become subject to orderly resolution. Accordingly, the market value of the notes may not necessarily be evaluated in a similar manner as other types of senior securities. Any indication that we are approaching circumstances that could result in us becoming subject to orderly resolution can be expected to have an adverse effect on the market price and liquidity of the notes.

The notes are unsecured obligations.

The notes are unsecured obligations and repayment of the notes may be compromised if:

•	we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding;

•	we default in payment of any existing or future indebtedness; or

•	any of our existing or future indebtedness is accelerated.

If any of these events occurs then our assets may be insufficient to pay amounts due on the notes.

The indenture and the notes do not restrict our ability or the ability of our subsidiaries to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities, and provide holders with limited protection in the event of a change in control and other actions we may take that could adversely impact your investment in the notes.

The indenture and the notes do not contain any financial covenants or restrictions on our ability, or the ability of our subsidiaries, to pledge assets to secure any indebtedness, securitize assets, pay dividends on our shares of common stock, incur or assume additional indebtedness or other liabilities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the notes. In addition, the indenture and the notes do not contain any covenants or other provisions that afford more than limited protection to holders of the notes in the event of a change in control.

There is no prior market for the notes and, if a market develops, it may not be liquid.

The notes are new securities which may not be widely distributed and for which there is currently no active trading market. Although we have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, there can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any market that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally.

In addition, in the event that our obligations in connection with maintaining the listing of the notes on the Luxembourg Stock Exchange becomes unduly burdensome, we may be entitled to, and may decide to, delist the notes from such securities exchange and seek an alternate listing for the notes on another securities exchange.

The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities.

In particular, Moody’s, Standard & Poor’s and Fitch each published revised methodologies applicable to bank ratings (including us) during 2015. Further revisions to ratings methodologies and actions on our ratings or ratings of our subsidiaries (including but not limited to SMBC) by the credit rating agencies may occur in the future, which may result in downgrading of certain ratings.

A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

Foreign Account Tax Compliance Act

Provisions of U.S. tax law commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on certain U.S. source payments made to a foreign financial institution (such as ourselves, certain of our subsidiaries or a financial intermediary through which an investor may hold notes), unless the financial institution is a “participating foreign financial institution,” or a PFFI, or otherwise exempt from FATCA. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury Department, or a PFFI agreement, pursuant to which it agrees to perform specified due diligence, reporting and withholding functions. Specifically, under its PFFI agreement, a PFFI is required to obtain and report to the U.S. Internal Revenue Service, or the IRS, certain information with respect to financial accounts held by U.S. persons or U.S.-owned foreign entities and to withhold 30% from “foreign passthru payments” (which term is not yet defined) that it makes to foreign financial institutions that are not PFFIs or otherwise exempt from FATCA and certain other persons who fail to provide requested information, if such payments are made on or after the later of January 1, 2019 and the date of publication of final Treasury regulations defining the term “foreign passthru payments.” Generally, no such withholding would apply to any payments made on non-U.S. debt obligations that are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published. On June 11, 2013, the United States and Japan entered into an intergovernmental agreement to facilitate the implementation of FATCA pursuant to which Japanese financial institutions (such as ourselves and certain of our subsidiaries) are directed by the Japanese authorities to register with the IRS and fulfill obligations consistent with those required under a PFFI agreement. We have registered with the IRS to become a PFFI. The United States has also entered into intergovernmental agreements with other jurisdictions. These intergovernmental agreements (including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdictions (including Japan) will address “foreign passthru payments” or whether withholding on such payments will be required by financial institutions that are subject to an intergovernmental agreement.

In the event that any amount of withholding is required from a payment on a note under FATCA or any intergovernmental agreement entered into with respect thereto, or any law, regulation or guidance implementing FATCA or such intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the notes.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately $3,981 million. We intend to use the net proceeds of this offering to extend senior unsecured loans to the Bank. The Bank intends to use the proceeds of the loans for general corporate purposes.

EXCHANGE RATES

The following table sets forth, for each period indicated, the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York, expressed in yen per $1.00.

	High	Low	Average(1)	Period end
	(Yen per dollar)
Fiscal year ended March 31,
2011	¥94.68	¥78.74	¥85.00	¥82.76
2012	85.26	75.72	78.86	82.41
2013	96.16	77.41	83.26	94.16
2014	105.25	92.96	100.46	102.98
2015	121.50	101.26	110.78	119.96
2016 (through February 26, 2016)	125.58	111.36	121.66	113.78

Most recent six months:
September	¥120.94	¥119.05	—	—
October	121.20	118.26	—	—
November	123.51	120.70	—	—
December	123.52	120.27	—	—
January	121.05	116.38	—	—
February (through February 26, 2016)	121.06	111.36	—	—

(1)	Average of the exchange rates on the last business day of each month during the respective periods.

The noon buying rate for yen as of February 26, 2016, the latest practicable date for which exchange rate information was available, was ¥113.78 = $1.00.

These exchange rates are reference rates and are neither necessarily the rates used to calculate ratios nor the rates used to convert U.S. dollars to yen in the financial statements contained in this prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness presented in accordance with IFRS, as of September 30, 2015 and adjusted to give effect to the issuance of the notes. It should be read in conjunction with our consolidated financial statements prepared in accordance with IFRS, which are incorporated by reference herein.

	As of September 30, 2015
	Actual	As adjusted
	(Millions of yen)
Indebtedness:(1)
Borrowings
Short-term borrowings	¥4,290,523	¥4,290,523
Long-term borrowings:
Unsubordinated	5,567,987	5,567,987
Subordinated	314,194	314,194
Liabilities associated with securitization transactions	1,058,809	1,058,809
Lease obligations	107,976	107,976

Total borrowings	11,339,489	11,339,489

Debt securities in issue
Commercial paper	4,782,717	4,782,717
Bonds	4,661,130	4,661,130
Subordinated bonds	1,995,968	1,995,968
Bonds being issued(2)	—	479,680

Total debt securities in issue	11,439,815	11,919,495

Total indebtedness(3)	22,779,304	23,258,984

Equity:
Capital stock	2,337,896	2,337,896
Capital surplus	863,216	863,216
Retained earnings	3,889,763	3,889,763
Other reserves	2,272,304	2,272,304
Treasury stock	(175,345)	(175,345)

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	9,187,834	9,187,834
Non-controlling interests	1,686,226	1,686,226
Equity attributable to other equity instruments holders	299,895	299,895

Total equity	11,173,955	11,173,955

Total capitalization and indebtedness(4)	¥33,953,259	¥34,432,939

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	Based on the exchange rate of ¥119.92 = $1.00, which was the Bank’s median exchange rate quotation for buying and selling spot dollars by telegraphic transfer against yen on September 30, 2015.
(3)	26% of our total indebtedness was secured as of September 30, 2015.
(4)	Except as disclosed in this prospectus supplement, there has been no material change in our consolidated capitalization and indebtedness since September 30, 2015.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, presented in accordance with IFRS, for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus supplement.

	Fiscal year ended March 31,					Six months ended September 30, 2015
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges
Excluding interest on deposits	4.06	4.03	3.71	5.32	4.67	5.25
Including interest on deposits	3.05	3.08	2.92	3.87	3.33	3.62

In calculating the ratio of earnings to fixed charges, we used the following definitions:

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries.

The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

SELECTED FINANCIAL AND OTHER INFORMATION (IFRS)

The tables below set forth our selected annual consolidated financial information as of and for each of the five fiscal years ended March 31, 2015, which is derived from our audited consolidated financial statements as of and for the same periods, prepared in accordance with IFRS, and our selected interim consolidated financial information as of September 30, 2015 and for the six months ended September 30, 2014 and 2015, which is derived from our unaudited interim consolidated financial statements as of and for the same periods, prepared in accordance with IFRS. Our IFRS consolidated annual financial statements for the fiscal years ended March 31, 2013, 2014 and 2015 are included in our annual report on Form 20-F for the fiscal year ended March 31, 2015 filed with the SEC on July 22, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Our IFRS unaudited interim consolidated financial statements as of September 30, 2015 and for the six months ended September 30, 2014 and 2015 are included in our report on Form 6-K furnished to the SEC on January 21, 2016, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. Our results of operations for the six months ended September 30, 2015 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2016 or for any other period.

	Fiscal year ended March 31,					Six months ended September 30,
	2011(2)	2012(2)	2013(2)	2014(2)	2015	2014(2)	2015
	(Billions of yen, except per share data)
Consolidated income statement data:
Interest income	¥1,720	¥1,710	¥1,726	¥1,714	¥1,783	¥875	¥920
Interest expense	311	314	322	321	371	175	209

Net interest income	1,409	1,397	1,404	1,394	1,412	701	711

Fee and commission income	807	869	949	1,003	1,003	477	509
Fee and commission expense	133	133	127	128	129	69	71

Net fee and commission income	674	737	822	875	874	408	438

Net trading income	324	182	105	135	128	76	163
Net income from financial assets at fair value through profit or loss	30	34	16	59	23	16	(0)
Net investment income	236	239	223	332	371	202	218
Other income	204	246	324	430	526	158	209

Total operating income	2,878	2,835	2,895	3,224	3,332	1,559	1,739

Impairment charges (reversals) on financial assets	434	284	270	(14)	90	21	67

Net operating income	2,444	2,550	2,625	3,239	3,242	1,538	1,672

General and administrative expenses	1,311	1,375	1,447	1,523	1,622	791	840
Other expenses	212	239	288	429	506	134	163

Operating expenses	1,523	1,613	1,735	1,952	2,128	925	1,003

Share of post-tax profit (loss) of associates and joint ventures	(6)	(25)	20	19	18	12	17

Profit before tax	915	912	909	1,306	1,133	626	686

Income tax expense	354	461	255	414	410	179	190

Net profit	¥561	¥451	¥654	¥892	¥723	¥447	¥496

Profit attributable to:
Shareholders of Sumitomo Mitsui Financial Group, Inc.	¥454	¥338	¥536	¥766	¥614	¥391	¥444
Non-controlling interests	108	113	118	126	109	56	52
Earnings per share:
Basic	¥320.80	¥243.81	¥395.87	¥560.97	¥449.13	¥285.77	¥325.07
Diluted	320.79	243.10	395.32	560.68	448.86	285.61	324.86
Weighted average number of common shares in issue (in thousands of shares)	1,394,391	1,387,405	1,353,926	1,366,186	1,367,258	1,367,267	1,367,235
Dividends per share in respect of each fiscal year:
Common stock	¥105	¥100	¥100	¥125	¥125	/	/
	$1.26	$1.22	$1.06	$1.22	$1.04	/	/
Preferred stock (Type 6)(1)	¥88,500	¥44,250	¥—	¥—	¥—	/	/
	$1,064	$539	$—	$—	$—	/	/

	As of March 31,					As of September 30, 2015
	2011(2)	2012(2)	2013(2)	2014(2)	2015
	(Billions of yen)
Consolidated statement of financial position data:
Total assets	¥136,438	¥141,825	¥147,770	¥158,631	¥179,181	¥182,305
Loans and advances	71,020	72,537	75,987	81,245	86,972	88,407
Total liabilities	129,014	134,408	139,211	149,216	168,161	171,131
Deposits	90,469	92,854	101,021	108,370	115,834	118,320
Borrowings	12,548	10,413	6,476	8,463	11,217	11,339
Total equity	7,424	7,417	8,560	9,415	11,021	11,174
Capital stock	2,338	2,338	2,338	2,338	2,338	2,338

(1)	On April 1, 2011, we acquired and cancelled all of the outstanding Type 6 preferred stock.
(2)	Comparative information has been restated to reflect the adoption of IFRIC Interpretation 21 “Levies.” For more information, see Note 2 “Summary of Significant Accounting Policies—New and Amended Accounting Standards Adopted by the SMFG Group” to our consolidated financial statements included in our annual report on Form 20-F submitted to the SEC on July 22, 2015.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

Supplemental Consolidated Information for SMFG

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2015, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP, and our selected consolidated financial information as of December 31, 2015, and for the nine months ended December 31, 2014 and 2015, which is derived from our unaudited quarterly consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. An English translation of such unaudited quarterly consolidated financial statements is included in Annex A hereto in compliance with applicable rules and regulations of the SEC. Our results of operations for the nine months ended December 31, 2015 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2016 or for any other period.

	Fiscal year ended March 31,					Nine months ended December 31,
	2011	2012	2013	2014	2015	2014	2015
	(Billions of yen)
Consolidated income statement information:
Consolidated gross profit	¥2,505	¥2,594	¥2,793	¥2,898	¥2,980	¥2,230	¥2,219
Net interest income	1,318	1,341	1,393	1,484	1,505	1,141	1,120
Trust fees	2	2	2	2	3	2	2
Net fees and commissions	766	824	908	985	997	721	757
Net trading income	237	198	167	212	195	130	149
Net other operating income	181	230	324	215	281	237	191
General and administrative expenses	(1,355)	(1,421)	(1,496)	(1,570)	(1,659)	(1,225)	(1,286)
Equity in gains (losses) of affiliates	(13)	(31)	5	10	(11)	0	(45)
Consolidated net business profit(1)	—	—	—	1,339	1,310	1,006	888
Consolidated net business profit (old definition)(2)	1,002	1,014	1,166	1,242	—	—	—
Total credit cost	(217)	(121)	(173)	49	(8)	46	(46)
Gains (losses) on stocks	(92)	(28)	(21)	89	67	65	52
Other income (expenses)	1	(57)	(34)	(45)	(48)	(10)	5

Ordinary profit	825	936	1,074	1,432	1,321	1,107	900
Extraordinary gains (losses)	2	17	(10)	(10)	(12)	(4)	(2)

Income before income taxes(3)	827	953	1,064	1,423	1,309	1,103	898
Income taxes	(241)	(311)	(146)	(459)	(441)	(332)	(187)
Profit attributable to non-controlling interests(3)	(111)	(123)	(124)	(129)	(114)	(89)	(85)

Profit attributable to owners of parent(3)	¥476	¥519	¥794	¥835	¥754	¥682	¥626

	As of March 31,					As of December 31, 2015
	2011	2012	2013	2014	2015
	(Billions of yen, except percentages)
Consolidated balance sheet information:
Total assets	¥137,803	¥143,041	¥148,697	¥161,534	¥183,443	¥187,460
Loans and bills discounted	61,348	62,721	65,632	68,228	73,068	75,950
Reserve for possible loan losses(4)	(1,059)	(979)	(929)	(748)	(671)	(611)
Securities	39,952	42,530	41,307	27,153	29,634	27,047
Deposits (including negotiable certificates of deposit)	90,365	92,722	100,837	108,045	114,874	119,577
Net assets	7,132	7,255	8,443	9,005	10,696	11,012
NPL ratio	2.43%	2.59%	2.27%	1.74%	1.39%	1.13%
Loan-to-deposit ratio	67.9%	67.6%	65.1%	63.1%	63.6%	63.5%

(1)	We have changed the definition of “Consolidated net business profit” from the fiscal year ended March 31, 2015. The figure for the fiscal year ended March 31, 2014 has been adjusted retrospectively.
(2)	Figures are for reference only.
(3)	We have changed the presentation of certain account items from April 1, 2015. “Income before income taxes and minority interests,” “Minority interests in net income” and “Net income” have been changed to “Income before income taxes,” “Profit attributable to non-controlling interests” and “Profit attributable to owners of parent,” respectively.
(4)	Reserve for possible loan losses includes a general reserve, a specific reserve and a reserve for specific overseas countries. “Loan losses” includes losses derived not only from loans but also from other claims to borrowers, including commitments to extend credit, guarantees and standby letters of credit.

Supplemental Non-Consolidated Information for the Bank

The tables below set forth selected non-consolidated financial information of the Bank as of and for each of the five fiscal years ended March 31, 2015, which is derived from the Bank’s audited annual non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. The tables also set forth selected non-consolidated financial information of the Bank as of September 30, 2015 and December 31, 2015, and for the nine months ended December 31, 2014 and 2015, which is derived from the Bank’s unaudited interim non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. The Bank’s audited annual non-consolidated financial statements and unaudited interim non-consolidated financial statements are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	Fiscal year ended March 31,
	2011	2012	2013	2014	2015
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥1,532	¥1,533	¥1,540	¥1,558	¥1,634
Net interest income	968	957	971	1,065	1,121
Trust fees	2	2	2	2	2
Net fees and commissions	303	319	344	357	350
Net trading income (losses)	151	84	(4)	37	13
Net other operating income (expenses)	108	171	227	97	148
Net gains (losses) on bonds	147	153	114	1	48
Expenses(2)	(699)	(719)	(728)	(746)	(791)
Personnel expenses	(250)	(260)	(270)	(283)	(313)
Non-personnel expenses	(411)	(423)	(419)	(425)	(436)
Taxes	(38)	(37)	(38)	(37)	(43)
Banking profit (before provision for general reserve for possible loan losses)(3)	833	813	812	812	843
Total credit cost(4)	(94)	(59)	(20)	124	80
Net gains (losses) on stocks	(87)	(15)	(36)	106	53
Other non-recurring gains (losses)	(54)	(44)	(86)	(90)	(20)
Ordinary profit	596	695	671	953	956
Net income	421	478	618	605	643

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	1.65%	1.58%	1.54%	1.41%	1.32%
Interest rate paid on domestic deposits, etc.	0.09%	0.06%	0.05%	0.04%	0.03%
Interest spread(5)	1.56%	1.52%	1.49%	1.37%	1.29%
Overhead ratio(6)	45.6%	46.9%	47.3%	47.9%	48.4%

	Nine months ended December 31,
	2014	2015
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥1,231	¥1,151
Net interest income	851	795
Trust fees	1	1
Net fees and commissions	246	259
Net trading income (losses)	(3)	30
Net other operating income (expenses)	136	66
Net gains (losses) on bonds	49	29
Expenses(2)	(589)	(602)
Personnel expenses	(233)	(244)
Non-personnel expenses	(322)	(323)
Taxes	(34)	(35)
Banking profit (before provision for general reserve for possible loan losses)(3)	642	549
Total credit cost(4)	102	33
Net gains (losses) on stocks	60	11
Other non-recurring gains (losses)	(36)	(29)
Ordinary profit	768	564
Net income	530	459

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	1.33%	1.24%
Interest rate paid on domestic deposits, etc.	0.03%	0.03%
Interest spread(5)	1.30%	1.21%
Overhead ratio(6)	47.8%	52.3%

(1)	Gross banking profit (gyoumu ararieki) is the sum of net interest income, trust fees, net fees and commissions, net trading income (losses) and net other operating income (expenses). The Banking Act requires Japanese banks to disclose gross banking profit on a non-consolidated basis.
(2)	Expenses do not include non-recurring losses (credit costs and losses on stocks, etc.).
(3)	Banking profit (before provision for general reserve for possible loan losses) (gyoumu jun-eki), a commonly used indicator of the profitability of banking operations among Japanese banks, is calculated as follows: net interest income + trust fees + net fees and commissions + net trading income (losses) + net other operating income (expenses) – general and administrative expenses on a non-consolidated basis.
(4)	Total credit cost = Provision for reserve for possible loan losses + Write-off of loans + Losses on sales of delinquent loans – Gains on reversal of reserve for possible loan losses – Recoveries of written-off claims.
(5)	Interest spread is the difference between the rate of the interest earned on average interest-earning assets and the rate of interest paid on average interest-bearing liabilities.
(6)	Overhead ratio is the Bank’s expenses divided by gross banking profit.

	As of March 31,
	2011	2012	2013	2014	2015
	(Billions of yen, except percentages)
Non-consolidated balance sheet information:
Total assets	¥115,485	¥119,037	¥125,910	¥135,966	¥154,724
Loans and bills discounted	55,238	56,411	59,771	63,371	68,274
Classified by type of loan:
Loans to individuals, and small- and medium-sized enterprises, etc.(1)	33,813	33,231	33,092	33,091	33,499
Consumer loans	15,369	15,206	14,956	14,722	14,347
Housing loans	14,491	14,337	14,086	13,841	13,438
Classified by location:
Domestic offices (excluding offshore banking accounts)	47,851	47,218	47,593	48,191	49,347
Overseas offices and offshore banking accounts	7,387	9,194	12,177	15,179	18,928
Deposits (including negotiable certificates of deposit)	82,443	84,393	91,928	98,158	105,360
Loan-to-deposit ratio	67.0%	66.8%	65.0%	64.6%	64.8%

Non-consolidated credit quality information:
NPLs(2)	¥1,126	¥1,183	¥1,093	¥881	¥769
NPL ratio(3)	1.81%	1.86%	1.60%	1.21%	0.97%
Reserve ratio to unsecured assets(4)	70.28%	73.79%	80.23%	67.83%	67.10%

	As of September 30, 2015	As of December 31, 2015
	(Billions of yen, except percentages)
Non-consolidated balance sheet information:
Total assets	¥156,488	/
Loans and bills discounted	68,797	¥70,233
Classified by type of loan:
Loans to individuals, and small-and medium-sized enterprises, etc.(1)	33,250	/
Consumer loans	14,137	/
Housing loans	13,210	/
Classified by location:
Domestic offices (excluding offshore banking accounts)	48,990	/
Overseas offices and offshore banking accounts	19,807	/
Deposits (including negotiable certificates of deposit)	107,886	/
Loan-to-deposit ratio	63.8%	/

Non-consolidated credit quality information:
NPLs(2)	¥675	¥625
NPL ratio(3)	0.85%	0.77%
Reserve ratio to unsecured assets(4)	65.10%	/

(1)	Loans to individuals, and small- and medium-sized enterprises, etc. represent a portion of all loans and bills discounted and include consumer loans. Housing loans are a subset of consumer loans.
(2)	Loans, acceptances and guarantees, suspense payments and other credit-type assets are included in NPLs based on the Act on Emergency Measures for the Revitalization of the Financial Functions of Japan, or the Financial Reconstruction Act.
(3)	Non-performing loan ratio, or NPL ratio, equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Financial Reconstruction Act divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Financial Reconstruction Act

(4)	Reserve ratio to unsecured assets equals the sum of the specific reserve and the general reserve for substandard loans divided by the aggregate amount of unsecured loans classified as NPLs under the Financial Reconstruction Act.

Capital Ratios

The table below sets forth the risk-weighted capital ratios, total capital, and risk-weighted assets for us on a consolidated basis as of March 31, 2014 and 2015 and December 31, 2015, in each case under Japanese GAAP and based on the Basel III rules.

	As of March 31,		As of December 31, 2015
	2014	2015
	(Billions of yen, except percentages)
SMFG (consolidated):
Total risk-weighted capital ratio (consolidated)	15.51%	16.58%	17.51%
Tier 1 risk-weighted capital ratio (consolidated)	12.19%	12.89%	13.67%
Common Equity Tier 1 risk-weighted capital ratio (consolidated)	10.63%	11.30%	11.69%
Total capital (Common Equity Tier 1 capital + Additional Tier 1 capital + Tier 2 capital)	¥9,561.4	¥10,965.9	¥11,937.0
Tier 1 capital (Common Equity Tier 1 capital + Additional Tier 1 capital)	7,514.3	8,528.6	9,322.2
Common Equity Tier 1 capital	6,550.8	7,476.5	7,972.8
Risk-weighted assets	61,623.3	66,136.8	68,144.7
The amount of minimum capital requirements	4,929.9	5,290.9	5,451.6

We have been managing our regulatory capital ratios by focusing on controlling our risk-weighted assets while increasing profitability. We estimate that our Common Equity Tier 1 risk-weighted capital ratio was 12.0% and 12.2% as of March 31 and December 31, 2015, respectively, based on the definition as of March 31, 2019, or a fully-loaded basis.

Other Supplementary Information

The Bank’s Bonds Portfolio

The Bank’s bond portfolio is principally held for ALM purposes, with a small number of securities being held for inventory purposes for sales to customers. Most of the Bank’s bond portfolio is comprised of fixed-rate Japanese and local government bonds and high quality corporate bonds denominated in yen. As of December 31, 2015, on a non-consolidated basis the Bank also held approximately ¥1.6 trillion in 15-year floating-rate JGBs. On a non-consolidated basis, the approximate average duration of the Bank’s yen-denominated bond portfolio, including JGBs but excluding private placement bonds, bonds held-to-maturity and bonds for which fair value hedge accounting is applied, as of December 31, 2015 was 1.9 years. Bonds are also held to enhance liquidity, and, when needed, they can be used as collateral for call money or other money market funding or short-term borrowing from the Bank of Japan, or BOJ. Sales of bonds are made from time to time in order to recognize discretionary gains. The Bank’s Treasury Department actively monitors the interest rate and maturity profile of its bond portfolio as part of our overall risk management.

Operating Results of SMBC Nikko Securities

SMBC Nikko Securities, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded net operating revenue of ¥235.2 billion, ordinary income of ¥54.0 billion and profit attributable to owners of parent of ¥40.1 billion for the nine months ended December 31, 2015, net operating revenue of ¥329.2 billion, ordinary income of ¥96.2 billion and profit attributable to owners of parent of ¥64.7 billion for the fiscal year ended March 31, 2015 and net operating revenue of ¥327.9 billion, ordinary income of ¥102.1 billion and profit attributable to owners of parent of ¥64.6 billion for the fiscal year ended March 31, 2014.

Operating Results of SMBC Consumer Finance

SMBC Consumer Finance, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded operating income of ¥183.5 billion, ordinary profit of ¥45.8 billion and profit attributable to owners of parent of ¥42.6 billion for the nine months ended December 31, 2015, operating income of ¥228.3 billion, ordinary profit of ¥16.6 billion and profit attributable to owners of parent of ¥11.2 billion for the fiscal year ended March 31, 2015 and operating income of ¥194.8 billion, ordinary profit of ¥26.5 billion and net income of ¥29.4 billion for the fiscal year ended March 31, 2014. The provision for interest repayment was ¥78.0 billion and ¥127.6 billion as of December 31, 2015 and March 31, 2015, respectively. There were approximately 35,000, 36,000 and 36,000 customer claims for refunds for the six months ended September 30, 2015, March 31, 2015 and September 30, 2014, respectively.

RECENT DEVELOPMENTS

Combined TLAC and Capital Buffer Requirements

In November 2015, as part of its agenda to address risks arising from G-SIBs, the FSB published its final TLAC standards. The final TLAC standards define certain minimum requirements for instruments and liabilities so that if a G-SIB fails, it will have sufficient loss-absorbing and recapitalization capacity available to ensure that it can be resolved in an orderly manner which minimizes potential impact on financial stability, maintains the continuity of critical functions and avoids exposing public funds to loss. Anticipated minimum TLAC requirements and capital buffer requirements (excluding the countercyclical buffer) applicable to us, on a combined basis, are effectively:

•	at least 17% of the relevant resolution group’s risk-weighted assets, or RWA, starting in 2019; and

•	at least 18% of RWA starting in 2022,

in each case, after taking into account:

(1)	minimum TLAC requirement of at least 16% of RWA starting in 2019 and at least 18% of RWA starting in 2022;

(2)	an additional 1% of RWA for the G-SIB capital surcharge (based on our status as a bucket 1 G-SIB) which will be fully implemented from 2019;

(3)	an additional 2.5% of RWA for the capital conservation buffer which will be fully implemented from 2019; and

(4)	an expected treatment of 2.5% of RWA from 2019 and 3.5% of RWA from 2022 as TLAC, resulting from our access to Japan’s deposit insurance fund reserves, which is believed to qualify as a credible ex-ante commitment to recapitalize a G-SIB in resolution under the FSB’s final TLAC standards, subject to the agreement of the relevant authorities of which there is no assurance.

The above does not reflect the Basel III countercyclical buffer requirement, which is calculated based on the weighted average of the buffer requirement in effect in each of the jurisdictions to which the relevant G-SIB has credit exposure. Under Basel III, the countercyclical buffer requirement will be fully implemented from 2019.

The final TLAC standards also prescribe a minimum TLAC requirement of at least 6% of the resolution group’s Basel III leverage ratio denominator starting in 2019, increasing to at least 6.75% starting in 2022. The leverage ratio-based minimum TLAC requirement does not require application of any capital buffers.

As a G-SIB, we will be subject to the final TLAC standards, as implemented in Japan; however, as of the date of this prospectus supplement, no TLAC requirements have been proposed by the regulatory authorities in Japan. Any such requirements, when implemented, may not be the same as the FSB’s final TLAC standards, and, although we expect the notes to qualify as external TLAC, when the TLAC requirements are implemented in Japan, there can be no assurance that they will.

Monetary Policy Developments

On January 29, 2016, the BOJ announced it would implement a negative interest rate policy, applying a rate of negative 0.1% to certain excess reserves that financial institutions, such as SMBC, hold at the BOJ beginning on February 16, 2016. The BOJ has adopted a multi-tier system in which the outstanding balance of each financial institution’s current account at the BOJ is divided into three tiers, to which a positive interest rate, a zero interest rate and a negative interest rate will be applied, respectively. The adoption or expansion of the BOJ’s negative interest policy may negatively impact domestic interest spread and interest income for Japanese banks and also may have unforeseen side effects on the functioning of Japan’s financial markets.

DESCRIPTION OF THE NOTES

The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the indenture referred to herein or therein.

General

The 5-year notes, the 10-year notes and the floating rate notes will each constitute a series of senior debt securities to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, to be dated as of March 9, 2016, as amended or supplemented from time to time, the Indenture. The Indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the offices of the trustee.

We will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be represented by one or more registered notes in global form without coupons deposited with a custodian and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct and indirect participants, including Euroclear and Clearstream. In certain circumstances, the notes may be represented by definitive notes in certificated form. See “Description of the Debt Securities—Form, Book-entry and Transfer” in the accompanying prospectus.

The notes will not be redeemable prior to maturity, except as set forth below under “—Redemption for Taxation Reasons,” and will not be subject to any sinking fund.

It is expected that delivery of the notes against payment therefor will occur on or about March 9, 2016.

In this section, the term “business day” means any day which is not a day on which banking institutions in The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close.

The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as our creditors from such distribution) in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, various statutes and regulations may restrict our subsidiaries from paying dividends or making loans or advances to us, including the Banking Act, the Companies Act and the Deposit Insurance Act. The restrictions could prevent our subsidiaries from paying the cash to us that we need in order to make payments under the notes. See “Risk Factors—The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Sumitomo Mitsui Banking Corporation.”

Principal, Maturity and Interest for the Fixed Rate Notes

We expect to issue the 5-year notes with an initial aggregate principal amount of $1,750,000,000 and the 10-year notes with an initial aggregate principal amount of $1,500,000,000. The 5-year notes and the 10-year notes will mature on March 9, 2021 and March 9, 2026, respectively, unless earlier redeemed and cancelled. Principal in respect of the fixed rate notes will be repaid at maturity at a price of 100% of the principal amount.

Interest on the 5-year notes and the 10-year notes will accrue at the rates of 2.934% per annum and 3.784% per annum, respectively, in each case from March 9, 2016. We will pay interest on the fixed rate notes semiannually in arrears on March 9 and September 9 of each year, beginning on September 9, 2016, to the persons in whose names the fixed rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the fixed rate notes will be paid to but excluding the relevant interest payment date. We will compute interest on the fixed rate notes on the basis of a 360-day year consisting of twelve 30-day months.

We will pay the principal of and interest on the fixed rate notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

If any payment is due on the fixed rate notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

All payments in respect of the fixed rate notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

Principal, Maturity and Interest for the Floating Rate Notes

We expect to issue the floating rate notes with an initial aggregate principal amount of $750,000,000. The floating rate notes will mature on March 9, 2021, unless earlier redeemed and cancelled. Principal will be repaid at maturity at a price of 100% of the principal amount.

Interest on the floating rate notes will accrue at a floating rate per annum, reset quarterly, equal to the three-month U.S. dollar LIBOR plus 1.68%, from March 9, 2016. We will pay interest on the floating rate notes quarterly in arrears on March 9, June 9, September 9 and December 9 of each year, beginning on June 9, 2016 (each an interest payment date and subject to adjustments to make such date a business day, as described below), to the persons in whose names the floating rate notes are registered as of the close of business on the fifteenth day before the due date for payment on the floating rate notes (whether or not a business day).

We will compute interest on the floating rate notes on the basis of the actual number of days in an interest period and a 360-day year. An “interest period” is the period from and including the immediately preceding interest payment date (after any adjustments to make such date a business day, as described below) to but excluding the relevant interest payment date (after any adjustments to make such date a business day, as described below). The first interest period will begin on and include March 9, 2016 and will end on but exclude the first interest payment date of the floating rate notes. The interest rate applicable to the first interest period will be determined by the calculation agent (as defined herein) on March 7, 2016.

We will pay the principal of and interest on the floating rate notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

If any interest payment date (other than the maturity date) of the floating rate notes would fall on a day that is not a business day, that interest payment date will be adjusted to the day that is the next succeeding business day, unless such business day is in the next succeeding month, in which case such interest payment date will be the immediately preceding business day.

The maturity date for the floating rate notes will be March 9, 2021. In the event March 9, 2021 is not a business day, the payment of interest and principal in respect of the floating rate notes will be made on the next succeeding day that is a business day, and no interest on such payment shall accrue for the period from and after March 9, 2021.

All payments in respect of the floating rate notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

Determination of Floating Interest Rate

So long as any floating rate notes remain outstanding, we will maintain a calculation agent for calculating the interest rates on the floating rate notes. We have initially appointed The Bank of New York Mellon to act as the calculation agent.

The calculation agent will reset the rate of interest on the floating rate notes for each interest period on the first day of each interest period. (Each such first day of an interest period is also referred to as an “interest reset date” with respect to such interest period.) The interest rate set for the floating rate notes on a particular interest reset date will remain in effect during the interest period commencing on such interest reset date.

The calculation agent will determine the applicable interest rate and interest payable on the floating rate notes in any interest period on the second London business day immediately preceding the interest reset date for that period, or an interest determination date. The term “London business day” means any day that is not a day on which banking institutions in London are authorized or required by law, regulation or executive order to close.

The calculation agent will calculate the interest payable on the floating rate notes for any interest period by multiplying the principal amount of the floating rate notes by an interest factor, which will equal the interest rate for the interest period multiplied by a fraction, the numerator of which is the actual number of days in such interest period and the denominator of which is 360.

The calculation agent will determine LIBOR for any interest period according to the following provisions:

•	LIBOR will equal the London interbank offered rate for three-month deposits in U.S. dollars appearing on the display page designated as the Reuters Screen LIBOR01 Page (or such other page as may replace that page on that service (or any successor service) or such other service as may be nominated by ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying comparable rates to LIBOR for U.S. dollar deposits), as determined by the calculation agent, as at 11:00 a.m., London time, on the interest determination date.

•	If LIBOR cannot be determined in this manner, the calculation agent will (i) request the principal London office of each of four major banks selected by the calculation agent in the London interbank market to provide a quotation of the rate at which deposits in U.S. dollars are offered by it to prime banks in the London interbank market for a three-month period commencing on the relevant interest reset date and in a principal amount that in the judgment of the calculation agent is representative for a single transaction in U.S. dollars in such market at approximately 11:00 a.m., London time, on the interest determination date, and (ii) determine LIBOR as the arithmetic mean of the quotations provided in response to such requests.

•	If fewer than two such quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of the rates quoted by at least two major banks in New York City selected by the calculation agent at approximately 11:00 a.m., New York City time, on the interest determination date for three-month loans in U.S. dollars commencing on the relevant interest reset date to leading European banks in a principal amount that in the judgment of the calculation agent is representative for a single transaction in U.S. dollars in such market at such time.

•	If the calculation agent is unable to determine LIBOR as described above in relation to any interest period, LIBOR will be the same as for the immediately preceding interest period.

•	The interest rate payable on the floating rate notes will not be higher than the maximum rate permitted by Japanese law or by New York state law as modified by U.S. law of general application.

The calculation agent will provide the interest rate for the current interest period and the amount of interest to be paid for such interest period to us, the trustee, DTC and any paying agent as soon as practicable upon determination. The calculations of the calculation agent will, in the absence of negligence, bad faith or manifest error, be conclusive for all purposes and binding on us, the calculation agent, the paying agent, the trustee and the holders of the floating rate notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Redemption for Taxation Reasons

The notes of each series may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the FSA (if such confirmation is required under applicable Japanese laws or regulations then in effect), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of such notes together with interest accrued to the date fixed for redemption and any additional amounts thereon, if we have been or will become obliged to pay additional amounts with respect to such series as described under “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes of such series and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of such notes. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled and an opinion of independent legal or tax advisor of recognized standing to the effect that we have become or will be obliged to pay such additional amounts as a result of such change or amendment.

Events of Default and Remedies

The Indenture will provide holders with certain remedies if we fail to perform specific obligations, such as making payments on the notes, or if we become subject to certain bankruptcy or insolvency events. Holders should review the Indenture and understand what constitutes an event of default and what does not.

An event of default with respect to the notes of a series will be defined under the Indenture as any one or more of the following events having occurred and continuing to exist:

•	Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the notes of such series;

•	We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the notes of such series or in the Indenture in respect of the notes of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding notes of such series; or

•	Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the Indenture in relation to the notes of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution.

Each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days following the date upon which the Prime Minister confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, effected with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “Description of the Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying prospectus. See “Risk Factors—Risks Related to the Notes—The notes will be subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the notes could be materially adversely affected, and holders of the notes may lose all or a portion of their investment.”

We shall, as soon as practicable after the Prime Minister has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us or a Japanese court has publicly announced that it has granted permission to a transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), deliver a written notice of such event to the trustee and to the holders of the notes through DTC. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

No Rights to Set Off by Holders

Subject to applicable law, each holder of the notes, by acceptance of any interest in the notes, agrees that it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the notes or the Indenture.

The Trustee

The Bank of New York Mellon will be the trustee for the notes. The trustee may, subject to certain conditions, act as trustee for other securities issued by us or by our affiliates.

Paying Agent, Transfer Agent, Registrar and Calculation Agent

The Bank of New York Mellon will initially act as paying agent, transfer agent and registrar for each series of the notes and as calculation agent for the floating rate notes. We may change the paying agent, calculation agent, transfer agent or registrar without prior notice to holders of the notes, and we or any of our subsidiaries may act as paying agent, calculation agent, transfer agent or registrar.

Governing Law

The notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

TAXATION

Japanese Taxation

The following is a general description of certain aspects of Japanese taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.

Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.

The Notes

The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order under the Special Taxation Measures Act) relating to the issuer of the notes or a specially-related person of the issuer.

Representation by Investor upon Distribution

By subscribing to the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution under the applicable underwriting agreement by the underwriters at any time to be directly or indirectly offered or sold in Japan or to, or for the benefit of, any person other than (i) or (ii) above, except as specifically permitted under the Special Taxation Measures Act.

Interest Payments on Notes and Redemption Gain

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain, meaning any difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes, or the Redemption Gain, where such notes are issued by the issuer of the notes outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1. Non-resident Investors

If the recipient of interest on the notes or of the Redemption Gain with respect to interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1. Interest

(1) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(i) if the relevant notes are held through certain participants in an international clearing organization such as DTC or certain financial intermediaries prescribed by the Special Taxation Measures Act and the Cabinet Order, and together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, or the Law, (each such participant or financial intermediary, a Participant), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Law to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the Interest Recipient Information, and to advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the issuer); and

(ii) if the relevant notes are not held by a Participant, the requirement to submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), or the Written Application for Tax Exemption, together with certain documentary evidence.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Law) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.

(2) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the recipient provides the Interest Recipient Information or submits the Written Application for Tax Exemption as set out in paragraph 1.1(1). Failure to do so will result in the withholding by issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be aggregated with the recipient’s other Japanese source income and will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Special Taxation Measures Act (such person is referred to as a specially-related person of the issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, could apply to such interest under Japanese tax law.

(4) If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Switzerland and the United States. Under the tax treaties between Japan and the United Kingdom or Sweden, interest paid to qualified United Kingdom or Swedish residents is generally exempt from Japanese withholding tax. Japan and the United States or Germany have also signed an amendment to the existing tax treaty generally exempting interest from Japanese withholding tax; however, this amendment has not yet entered into force. Under the current income tax treaty between Japan and the United States, certain limited categories of qualified United States residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the notes. Under the income tax treaties with France, Australia, the Netherlands and Switzerland, similar exemptions to those provided in the current income tax treaty between Japan and the United States will be available (provided that no exemption will apply to pension funds in the case of Australia). In order to enjoy such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the notes to the relevant tax authority before payment of interest.

(5) Under the Law, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the issuer.

1.2. Redemption Gain

(1) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain.

(2) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty.

2. Resident Investors

If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Special Taxation Measures Act, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Special Taxation Measures Act.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences other than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

2.1. Interest

(1) If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution as defined below, or a Public Corporation etc., as defined below, who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a Paying Agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2) If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law, or a Public Corporation etc., or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Special Taxation Measures Act, each, a Specified Financial Institution, that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes, or the Japanese Custodian, and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Law, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.

(3) If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution, as defined below, which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by issuer of the notes.

(4) If a Japanese bank, Japanese insurance company, Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph (9) of the Special Taxation Measures Act, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and such recipient complies with the requirement, inter alia, to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption as referred to in paragraph 1.1(1), no withholding tax will be imposed.

2.2. Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3. Special Additional Tax for Reconstruction from the Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the earthquake of March 11, 2011, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. There is also certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by noteholders in connection with the issue of the notes, nor will such taxes be payable by noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.

Material U.S. Federal Income Tax Considerations

The following is a description of material U.S. federal income tax consequences of the ownership and disposition of the notes by the U.S. Holders described below, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire notes. Except as provided in “—Possible FATCA Withholding After 2018” below, this discussion applies only to U.S. Holders who purchase notes of a series pursuant to this offering at the “issue price,” which is the first price at which a substantial amount of the notes of that series is sold to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and who hold the notes as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and differing tax consequences that may be applicable to you if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	holding notes as part of a “straddle”, hedging or integrated transaction;

•	a U.S. Holder whose functional currency is not the U.S. dollar;

•	a partnership for U.S. federal income tax purposes; or

•	a tax-exempt entity.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership owning notes or a partner in such partnership, you should consult your tax adviser as to your particular U.S. federal income tax consequences of owning and disposing of the notes.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended, administrative pronouncements, judicial decisions and Treasury regulations, and the income tax treaty between the United States and Japan, or the Treaty, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, potentially with retroactive effect. This summary does not address state, local or non-U.S. tax consequences, U.S. federal estate or gift tax consequences or any other consequences other than U.S. federal income tax consequences.

If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest

It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts, if any, withheld in respect of Japanese taxes and, without duplication, any additional amounts paid with respect thereto as described under “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus. See “—Japanese Taxation—The Notes—Interest Payments on Notes and Redemption Gain—1. Non-resident Investors” for a discussion of the requirements for obtaining an exemption from Japanese withholding tax.

Interest will constitute foreign source income for U.S. federal income tax purposes, and will constitute either “passive category income” or “general category income” for foreign tax credit purposes. Subject to applicable limitations, some of which vary depending upon your particular circumstances, any Japanese income taxes withheld from interest payments on a note (at a rate not exceeding any applicable rate under the Treaty) may be creditable against your U.S. federal income tax liability. Any Japanese withholding taxes on interest payments will not be creditable to the extent that the Japanese tax is refundable under Japanese law or the Treaty. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances. Instead of claiming a credit, subject to applicable limitations, you may elect to deduct foreign taxes (if any) in computing your taxable income. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “—Interest” above. Your tax basis in a note will generally equal the amount you paid for such note.

Gain or loss realized on the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are eligible to be taxed at rates lower than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Gain or loss generally will be U.S. source for purposes of computing your foreign tax credit limitation.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the Internal Revenue Service, or the IRS, in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or, if required, you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (and under proposed regulations, certain entities controlled by individuals) may be required to report information relating to debt securities issued by non-U.S. persons. You should consult your tax adviser regarding your reporting obligations with respect to the notes.

Possible FATCA Withholding After 2018

Provisions of U.S. tax law commonly referred to as “FATCA” impose a 30% withholding tax on certain U.S. source payments made to a foreign financial institution (such as ourselves, certain of our subsidiaries or a financial intermediary through which an investor may hold notes), unless the financial institution is a PFFI, or otherwise exempt from FATCA. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury Department pursuant to which it agrees to perform specified due diligence, reporting and withholding functions. Specifically, under its PFFI agreement, a PFFI is required to obtain and report to the IRS certain information with respect to financial accounts held by U.S. persons or U.S.-owned foreign entities and to withhold 30% from “foreign passthru payments” (which term is not yet defined) that it makes to foreign financial institutions that are not PFFIs or otherwise exempt from FATCA and certain other persons who fail to provide requested information, if such payments are made on or after the later of January 1, 2019 and the date of publication of final Treasury regulations defining the term “foreign passthru payments.” Generally, no such withholding would apply to any payments made on non-U.S. debt obligations that are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published. On June 11, 2013, the United States and Japan entered into an intergovernmental agreement to facilitate the implementation of FATCA pursuant to which Japanese financial institutions (such as ourselves and certain of our subsidiaries) are directed by the Japanese authorities to register with the IRS and fulfill obligations consistent with those required under a PFFI agreement. We have registered with the IRS to become a PFFI. The United States has also entered into intergovernmental agreements with other jurisdictions. These intergovernmental agreements (including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdictions (including Japan) will address “foreign passthru payments” or whether withholding on such payments will be required by financial institutions that are subject to an intergovernmental agreement.

In the event that any amount of withholding is required from a payment on a note under FATCA or any intergovernmental agreement entered into with respect thereto, or any law, regulation or guidance implementing FATCA or such intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated March 2, 2016, between us and the underwriters named below, for whom Goldman, Sachs & Co., SMBC Nikko Securities America, Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amount of the notes listed opposite their names below.

Underwriter	Principal amount of 5-year notes	Principal amount of 10-year notes	Principal amount of floating rate notes
Goldman, Sachs & Co.	$437,500,000	$375,000,000	$187,500,000
SMBC Nikko Securities America, Inc.	420,000,000	360,000,000	180,000,000
Citigroup Global Markets Inc.	280,000,000	240,000,000	120,000,000
Barclays Capital Inc.	157,500,000	135,000,000	67,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	140,000,000	120,000,000	60,000,000
J.P. Morgan Securities LLC	140,000,000	120,000,000	60,000,000
Daiwa Capital Markets America Inc.	70,000,000	60,000,000	30,000,000
Nomura Securities International, Inc.	70,000,000	60,000,000	30,000,000
Deutsche Bank Securities Inc.	17,500,000	15,000,000	7,500,000
HSBC Securities (USA) Inc.	17,500,000	15,000,000	7,500,000

Total	$1,750,000,000	$1,500,000,000	$750,000,000

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the notes from us at the public offering price, and we have agreed to pay the underwriters a fee of 0.35% of the principal amount of the 5-year notes, a fee of 0.45% of the principal amount of the 10-year notes and a fee of 0.35% of the principal amount of the floating rate notes.

The estimated expenses of the offering, not including the underwriting commissions, to be incurred in connection with the offer and sale of the notes, are payable by us and include the following:

Securities and Exchange Commission registration fee	$402,800
Printing expenses	29,500
Legal fees and expenses	1,717,100
Accounting fees and expenses	909,500
Trustee, registrar and paying agent fees and expenses	27,000
Miscellaneous	23,400

Total	$3,109,300

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering.

Price Stabilization and Short Positions

In connection with the offering, Goldman, Sachs & Co., or the Stabilization Manager, and/or any person acting on behalf thereof, may purchase and sell the notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the Stabilization Manager and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. These transactions may also include stabilizing transactions by the Stabilization Manager and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the Stabilization Manager and/or any person acting on behalf thereof may impose a penalty bid. A penalty bid is an arrangement that permits the Stabilization Manager and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

No Sale of Similar Securities

We have agreed, during the period from the date of this document through and continuing until the closing of the offering, without the prior written consent of the underwriters, not to, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any market outside Japan, any U.S. dollar-denominated senior debt securities of ours.

New Issues of the Notes

The notes are new issues of securities with no established trading market. We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. A liquid or active public trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Notes—There is no prior market for the notes and, if a market develops, it may not be liquid.”

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Japan

The notes have not been and will not be registered under the FIEA, and are subject to the Special Taxation Measures Act. The notes (i) have not, directly or indirectly, been offered or sold and will not, directly or indirectly, be offered or sold, in Japan or to any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) have not, directly or indirectly, been offered or sold and will not, as part of the distribution under the underwriting agreement by the underwriters at any time, directly or indirectly, be offered to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, SMBC Nikko Securities America, Inc., acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution under the underwriting agreement of the notes, the remainder of the notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the notes that it acquired or purchased from us in its capacity as an underwriter.

Canada

The notes may only be offered or sold in the provinces of British Columbia, Alberta, Saskatchewan, Ontario, Québec, New Brunswick, Nova Scotia and Prince Edward Island or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by an underwriter duly registered under the applicable securities laws of that province or by an underwriter that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) and a “permitted client” as defined in NI 31-103.

The distribution of the notes in Canada is being made on a private placement basis only and any resale of the notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (Exemption based on U.S. disclosure).

We and the underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission, or the OSC, in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Member States of the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer of notes which are the subject of the offering contemplated by this document has not been made and will not be made to the public in that Relevant Member State other than:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted by the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Any invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, in connection with the issue or sale of any notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA is complied with or does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issue prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Swiss Exchange Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes have not been circulated or distributed and will not be circulated or distributed nor have any notes been offered or sold or the notes been caused to be made the subject of an invitation for subscription or purchase nor will the notes be offered or sold caused to be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, currencies or commodities.

We have certain longstanding business arrangements with Goldman Sachs, including an arrangement for us to provide credit loss protection. See “Item 4.B. Business Overview—Description of Operations and Principal Activities—Other Major Group Companies and Alliances—Credit Loss Protection Agreement with Goldman Sachs” of our most recent annual report on Form 20-F for more details.

We have a strategic business alliance with Citigroup Inc., including an arrangement for Citigroup Inc. to provide us with global corporate and investment banking network access. See “Item 4.B. Business Overview—Description of Operations and Principal Activities—Securities—Business Alliance with Citigroup Inc.” of our most recent annual report on Form 20-F for more details.

We have certain business arrangements with Barclays PLC, including a joint venture in wealth management services, as well as a business alliance agreement with Absa Bank, a group company of Barclays PLC. See “Item 4.B. Business Overview—Description of Operations and Principal Activities—Other Major Group Companies and Alliances—Alliance with Barclays PLC” of our most recent annual report on Form 20-F for more details.

Conflicts of Interest

SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. SMBC Nikko Securities America, Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Settlement

We expect delivery of the notes will be made against payment therefor on or about March 9, 2016, which is the fifth New York business day following the date of pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle five New York business days after pricing of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

LISTING AND GENERAL INFORMATION

Clearing System

The notes have been accepted for clearance through DTC. The CUSIP number of the 5-year notes is 86562M AB6 and the ISIN is US86562MAB63. The CUSIP number of the 10-year notes is 86562M AC4 and the ISIN is US86562MAC47. The CUSIP number of the floating rate notes is 86562M AD2 and the ISIN is US86562MAD20.

Listing

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Copies of the following documents will, so long as any of the notes are listed on the Luxembourg Stock Exchange, be available, with English translations where appropriate, during usual business hours on any weekday (Saturdays and public holidays excepted) at the office of the listing agent, SMBC Nikko Bank (Luxembourg) S.A., located at 9A rue Robert Stümper, L-2557 Luxembourg, Luxembourg: (a) the Indenture, (b) our Articles of Incorporation and Regulations of the Board of Directors and (c) our audited annual consolidated financial statements and any unaudited interim consolidated financial statements incorporated by reference herein.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes. The issue of the notes was duly authorized by the resolution of our Board of Directors dated December 21, 2015.

Share Information

The number of authorized and outstanding shares of our capital stock as of September 30, 2015 was 1,414,055,625 common shares, all of which have been fully paid and have no par value.

No Material Adverse Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material adverse change in the financial position or prospects of us and our subsidiaries taken as a whole since September 30, 2015.

Notices

So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the notes will also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

LEGAL MATTERS

The validity of the notes and certain U.S. legal matters will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain Japanese legal matters will be passed upon for us by Nagashima Ohno & Tsunematsu, our Japanese counsel. Simpson Thacher & Bartlett LLP, U.S. counsel to the underwriters, will pass upon certain matters of U.S. federal law and New York law for them.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2015, filed on July 22, 2015 (File Number 001-34919);

•	our report on Form 6-K furnished to the SEC on January 21, 2016, which includes our unaudited interim IFRS consolidated financial results for the six-month period ended September 30, 2015;

•	our report on Form 6-K furnished to the SEC on January 26, 2016, except for the statements regarding our earnings forecast under the captions “3. Earnings forecast (for the fiscal year ending March 31, 2016)” and “3. Earnings forecasts”, which includes an English translation of our unaudited interim Japanese GAAP consolidated financial results for the nine-month period ended December 31, 2015; and

•	our report on Form 6-K furnished to the SEC on February 4, 2016, which corrects certain items in our unaudited interim Japanese GAAP consolidated financial results for the nine-month period ended December 31, 2015 reported on the Form 6-K furnished to the SEC on January 26, 2016.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Copies of the documents incorporated by reference in this prospectus supplement as of the date of this prospectus supplement will be available free of charge at the offices of the trustee and on the website of the Luxembourg Stock Exchange (www.bourse.lu).

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Tel: +81-3-3282-8111

You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus supplement on our internet site at http://www.smfg.co.jp.

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at http://www.smfg.co.jp.

ANNEX A

UNAUDITED QUARTERLY CONSOLIDATED JAPANESE GAAP FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS ENDED DECEMBER 31, 2015

On February 15, 2016, we published our unaudited quarterly consolidated financial statements as of and for the nine months ended December 31, 2015 prepared in accordance with Japanese GAAP as part of our quarterly securities report (shihanki hokokusho) for the same period filed by us with the relevant Japanese authorities. We have included in this Annex A an English translation of the unaudited quarterly consolidated financial statements and the notes thereto included in such quarterly securities report in compliance with the applicable rules and regulations of the SEC. Japanese GAAP differs in certain respects from IFRS and U.S. GAAP. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC.

S-A-1

QUARTERLY CONSOLIDATED BALANCE SHEETS

	Millions of yen				Millions of U.S. dollars
	March 31, 2015		December 31, 2015		December 31, 2015
Assets:
Cash and due from banks		¥39,748,979		¥39,674,309	$329,165
Call loans and bills bought		1,326,965		1,462,824	12,137
Receivables under resale agreements		746,431		719,953	5,973
Receivables under securities borrowing transactions		6,477,063		7,720,982	64,059
Monetary claims bought		4,286,592		4,333,536	35,954
Trading assets		7,483,681		8,777,213	72,822
Money held in trust		7,087		5,651	47
Securities	*2	29,633,667	*2	27,047,086	224,401
Loans and bills discounted	*1	73,068,240	*1	75,950,357	630,137
Foreign exchanges		1,907,667		2,206,545	18,307
Lease receivables and investment assets		1,909,143		1,979,000	16,419
Other assets		6,156,091		6,050,922	50,203
Tangible fixed assets		2,770,853		2,942,055	24,409
Intangible fixed assets		819,560		873,440	7,247
Net defined benefit asset		376,255		388,166	3,220
Deferred tax assets		127,841		115,930	962
Customers’ liabilities for acceptances and guarantees		7,267,713		7,823,193	64,907
Reserve for possible loan losses		(671,248)		(611,269)	(5,072)

Total assets		¥183,442,585		¥187,459,903	$1,555,297

S-A-2

QUARTERLY CONSOLIDATED BALANCE SHEETS

	Millions of yen		Millions of U.S. dollars
	March 31, 2015	December 31, 2015	December 31, 2015
Liabilities and net assets:
Liabilities:
Deposits	¥101,047,918	¥104,155,997	$864,150
Negotiable certificates of deposit	13,825,898	15,420,568	127,940
Call money and bills sold	5,873,123	4,656,323	38,632
Payables under repurchase agreements	991,860	2,271,096	18,843
Payables under securities lending transactions	7,833,219	5,583,876	46,328
Commercial paper	3,351,459	3,440,910	28,548
Trading liabilities	5,664,688	5,802,534	48,142
Borrowed money	9,778,095	9,806,838	81,364
Foreign exchanges	1,110,822	824,820	6,843
Short-term bonds	1,370,800	1,720,399	14,274
Bonds	6,222,918	6,979,941	57,910
Due to trust account	718,133	666,671	5,531
Other liabilities	6,728,951	6,505,810	53,977
Reserve for employee bonuses	73,359	37,722	313
Reserve for executive bonuses	3,344	—	—
Net defined benefit liability	38,096	38,889	323
Reserve for executive retirement benefits	2,128	2,129	18
Reserve for point service program	19,050	19,933	165
Reserve for reimbursement of deposits	20,870	12,927	107
Reserve for losses on interest repayment	166,793	104,593	868
Reserve under the special laws	1,124	1,371	11
Deferred tax liabilities	601,393	537,245	4,457
Deferred tax liabilities for land revaluation excess	34,550	33,930	282
Acceptances and guarantees	7,267,713	7,823,193	64,907

Total liabilities	172,746,314	176,447,728	1,463,932

Net assets:
Capital stock	2,337,895	2,337,895	19,397
Capital surplus	757,329	757,315	6,283
Retained earnings	4,098,425	4,514,043	37,452
Treasury stock	(175,261)	(175,393)	(1,455)

Total stockholders’ equity	7,018,389	7,433,861	61,676

Net unrealized gains (losses) on other securities	1,791,049	1,653,333	13,717
Net deferred gains (losses) on hedges	(30,180)	(3,487)	(29)
Land revaluation excess	39,014	37,747	313
Foreign currency translation adjustments	156,309	107,837	895
Accumulated remeasurements of defined benefit plans	47,667	61,826	513

Total accumulated other comprehensive income	2,003,859	1,857,256	15,409

Stock acquisition rights	2,284	2,734	23
Non-controlling interests	1,671,738	1,718,322	14,256

Total net assets	10,696,271	11,012,174	91,365

Total liabilities and net assets	¥183,442,585	¥187,459,903	$1,555,297

S-A-3

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

	Millions of yen				Millions of U.S. dollars
Nine months ended December 31	2014		2015		2015
Ordinary income		¥3,556,519		¥3,574,474	$29,656
Interest income		1,426,404		1,443,003	11,972
Interest on loans and discounts		994,708		999,036	8,289
Interest and dividends on securities		251,695		263,928	2,190
Trust fees		2,139		2,054	17
Fees and commissions		822,573		862,615	7,157
Trading income		179,703		148,693	1,234
Other operating income		938,803		998,317	8,283
Other income	*1	186,895	*1	119,789	994
Ordinary expenses		2,449,694		2,674,315	22,188
Interest expenses		285,591		323,174	2,681
Interest on deposits		94,731		102,058	847
Fees and commissions payments		101,853		105,684	877
Trading losses		50,180		—	—
Other operating expenses		701,696		807,254	6,698
General and administrative expenses		1,224,746		1,285,659	10,667
Other expenses	*2	85,624	*2	152,542	1,266

Ordinary profit		1,106,825		900,159	7,468

Extraordinary gains	*3	266	*3	3,911	32
Extraordinary losses	*4	4,256	*4	6,132	51

Income before income taxes		1,102,834		897,938	7,450

Income taxes-current		256,566		209,937	1,742
Income taxes-deferred		74,955		(23,283)	(193)

Income taxes		331,522		186,653	1,549

Profit		771,312		711,284	5,901

Profit attributable to non-controlling interests		89,092		85,042	706

Profit attributable to owner of parent		¥682,220		¥626,242	$5,196

S-A-4

QUARTERLY CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Millions of yen		Millions of U.S. dollars
Nine months ended December 31	2014	2015	2015
Profit	¥771,312	¥711,284	$5,901
Other comprehensive income	689,758	(142,655)	(1,184)
Net unrealized gains (losses) on other securities	498,114	(132,857)	(1,102)
Net deferred gains (losses) on hedges	37,842	26,191	217
Foreign currency translation adjustments	137,453	(33,493)	(278)
Remeasurements of defined benefit plans	11,061	13,945	116
Share of other comprehensive income of affiliates	5,286	(16,441)	(136)

Total comprehensive income	1,461,071	568,629	4,718

Comprehensive income attributable to owners of parent	1,307,363	480,905	3,990
Comprehensive income attributable to non-controlling interests	153,707	87,723	728

S-A-5

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS

(Basis of presentation)

Sumitomo Mitsui Financial Group, Inc. (“SMFG”) was established on December 2, 2002 as a holding company for the SMFG group through a statutory share transfer (kabushiki iten) of all of the outstanding equity securities of Sumitomo Mitsui Banking Corporation (“SMBC”) in exchange for SMFG’s newly issued securities. SMFG is a joint stock corporation with limited liability (Kabushiki Kaisha) incorporated under the Companies Act of Japan. Upon formation of SMFG and completion of the statutory share transfer, SMBC became a direct wholly owned subsidiary of SMFG.

SMFG has prepared the accompanying consolidated financial statements in accordance with the provisions set forth in the Japanese Financial Instruments and Exchange Act and its related accounting regulations, and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”), which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards (“IFRS”).

The accounts of overseas subsidiaries and affiliated companies are, in principle, integrated with those of SMFG’s accounting policies for purposes of consolidation unless they apply different accounting principles and standards as required under U.S. GAAP or IFRS, in which case a certain limited number of items are adjusted based on their materiality.

These consolidated financial statements are translated from the consolidated financial statements contained in the quarterly securities report filed under the Financial Instruments and Exchange Act of Japan (“FIEA based financial statements”) except for the addition of U.S. dollar figures.

Amounts less than 1 million yen have been rounded down. As a result, the totals in Japanese yen shown in the financial statements do not necessarily agree with the sum of the individual amounts.

The translation of the Japanese yen amounts into U.S. dollars is included solely for the convenience of readers outside Japan, using the prevailing exchange rate at December 31, 2015 which was ¥120.53 to U.S.$1. These translations should not be construed as representations that the Japanese yen amounts have been, could have been, or could in the future be, converted into U.S. dollars at that rate.

(Changes in the scope of consolidation or in the scope of equity method)

(1) Significant changes in the scope of consolidation

Not applicable.

(2) Significant changes in the scope of equity method

ACLEDA Bank Plc. became an equity method affiliate due to the acquisition of stocks.

(Additional information)

In accordance with the provision set forth in Paragraph 39 of the “Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22, issued on September 13, 2013) and other relevant provisions, changes are made to the presentation of “Net income” and other relevant items, and “Minority interests” is changed to “Non-controlling interests” from the three months ended June 30, 2015. Figures for “Nine months ended December 31, 2014” and “March 31, 2015” in the consolidated financial statements reflect these changes.

S-A-6

(Notes to quarterly consolidated balance sheets)

*1	Risk-monitored loans

Risk-monitored loans at March 31, 2015 and December 31, 2015 were as follows:

	Millions of yen
	March 31, 2015	December 31, 2015
Bankrupt loans	¥35,861	¥35,208
Non-accrual loans	774,058	629,354
Past due loans (3 months or more)	13,714	16,376
Restructured loans	278,622	263,494

Risk-monitored loans	¥1,102,256	¥944,433

The amounts of loans presented above are the amounts before deduction of reserve for possible loan losses.

*2	Guaranteed amount to privately-placed bonds

The amounts guaranteed by SMBC and its banking subsidiaries to privately-placed bonds (stipulated by Article 2-3 of the Financial Instruments and Exchange Act) in “Securities” at March 31, 2015 and December 31, 2015 were as follows:

	Millions of yen
	March 31, 2015	December 31, 2015
Guaranteed amount to privately-placed bonds	¥2,030,463	¥2,051,427

S-A-7

(Notes to quarterly consolidated statements of income)

*1	Other income

Other income for the nine months ended December 31, 2014 and 2015 included the following:

Nine months ended December 31, 2014	Millions of yen	Nine months ended December 31, 2015	Millions of yen
Gains on reversal of reserve for possible loan losses	¥82,800	Gains on sales of stocks and other securities	¥65,699
Gains on sales of stocks and other securities	71,155

*2	Other expenses

Other expenses for the nine months ended December 31, 2014 and 2015 included the following:

Nine months ended December 31, 2014	Millions of yen	Nine months ended December 31, 2015	Millions of yen
Write-off of loans	¥47,462	Write-off of loans	¥54,988
		Equity in losses of affiliates	44,753

*3	Extraordinary gains

Extraordinary gains for the nine months ended December 31, 2014 and 2015 included the following:

Nine months ended December 31, 2014	Millions of yen	Nine months ended December 31, 2015	Millions of yen
Gains on disposal of fixed assets	¥266	Gains on disposal of fixed assets	¥3,713

*4	Extraordinary losses

Extraordinary losses for the nine months ended December 31, 2014 and 2015 included the following:

Nine months ended December 31, 2014	Millions of yen	Nine months ended December 31, 2015	Millions of yen
Losses on disposal of fixed assets	¥2,357	Losses on disposal of fixed assets	¥2,604
Losses on impairment of fixed assets	1,666	Losses on impairment of fixed assets	3,280

(Notes to quarterly consolidated statements of cash flows)

Quarterly consolidated statements of cash flows are not prepared for the nine months ended December 31, 2015. “Depreciation” (including amortization of intangible fixed assets other than goodwill) and “Amortization of goodwill” for the nine months ended December 31, 2014 and 2015 are as follows:

	Millions of yen
Nine months ended December 31	2014	2015
Depreciation	¥163,717	¥176,691
Amortization of goodwill	19,895	20,999

S-A-8

(Notes to stockholders’ equity)

Dividends paid in the nine months ended December 31, 2014

Date of resolution	Type of shares	Millions of yen, except per share amount
		Cash dividends	Cash dividends per share	Record date	Effective date	Source of dividends
Ordinary general meeting of shareholders held on June 27, 2014	Common stock	¥91,656	¥65	March 31, 2014	June 27, 2014	Retained earnings
Meeting of the Board of Directors held on November 13, 2014	Common stock	84,604	60	September 30, 2014	December 3, 2014	Retained earnings

Dividends paid in the nine months ended December 31, 2015

Date of resolution	Type of shares	Millions of yen, except per share amount
		Cash dividends	Cash dividends per share	Record date	Effective date	Source of dividends
Ordinary general meeting of shareholders held on June 26, 2015	Common stock	¥112,804	¥80	March 31, 2015	June 26, 2015	Retained earnings
Meeting of the Board of Directors held on November 12, 2015	Common stock	105,753	75	September 30, 2015	December 3, 2015	Retained earnings

S-A-9

(Segment information)

1. Information on profit and loss amount by reportable segment

	Millions of yen
	Commercial banking
	SMBC
Nine months ended December 31, 2014	SMBC Sub-total	Wholesale Banking Unit	Retail Banking Unit	International Banking Unit	Treasury Unit	Head office account	Others	Total
Gross profit	¥1,230,752	¥395,986	¥282,201	¥256,528	¥312,640	¥(16,602)	¥216,732	¥1,447,485
Interest income	850,682	234,328	233,045	164,399	179,813	39,097	130,900	981,583
Non-interest income	380,070	161,658	49,156	92,129	132,827	(55,699)	85,831	465,901

Expenses, etc.	(588,857)	(155,665)	(261,813)	(76,591)	(19,552)	(75,236)	(151,883)	(740,741)

Consolidated net business profit	¥641,895	¥240,321	¥20,388	¥179,937	¥293,088	¥(91,838)	¥64,848	¥706,744

	Millions of yen
	Leasing			Securities
Nine months ended December 31, 2014	SMFL	Others	Total	SMBC Nikko	SMBC Friend	Others	Total
Gross profit	¥103,931	¥9,089	¥113,020	¥251,077	¥39,463	¥(3,489)	¥287,052
Interest income	13,428	3,811	17,239	989	1,072	747	2,809
Non-interest income	90,503	5,277	95,781	250,088	38,391	(4,237)	284,243

Expenses, etc.	(40,803)	(2,564)	(43,367)	(179,439)	(30,358)	(7,883)	(217,681)

Consolidated net business profit	¥63,127	¥6,524	¥69,652	¥71,637	¥9,104	¥(11,372)	¥69,370

Nine months ended December 31, 2014	Millions of yen
	Consumer finance
	SMCC	Cedyna	SMBCCF	Others	Total	Other business	Grand Total
Gross profit	¥145,351	¥124,138	¥160,802	¥2,334	¥432,626	¥(49,883)	¥2,230,301
Interest income	10,019	20,024	111,675	(7,576)	134,143	5,036	1,140,812
Non-interest income	135,331	104,113	49,127	9,910	298,483	(54,920)	1,089,489

Expenses, etc.	(108,782)	(91,064)	(70,712)	(12,758)	(283,317)	60,658	(1,224,450)

Consolidated net business profit	¥36,569	¥33,073	¥90,089	¥(10,423)	¥149,309	¥10,774	¥1,005,851

Notes:	1. “SMFL” and “SMBCCF” show consolidated figures of the respective companies.
“SMBC Nikko” represents non-consolidated figures of SMBC Nikko plus figures of overseas incorporated securities companies.
“Cedyna” provides consolidated figures minus figures of immaterial subsidiaries.
2. “Other business” includes profit or loss to be eliminated as inter-segment transactions.

S-A-10

	Millions of yen
	Commercial banking
	SMBC
Nine months ended December 31, 2015	SMBC Sub-total	Wholesale Banking Unit	Retail Banking Unit	International Banking Unit	Treasury Unit	Head office account	Others	Total
Gross profit	¥1,150,948	¥390,532	¥275,073	¥280,238	¥263,258	¥(58,152)	¥222,941	¥1,373,889
Interest income	794,862	224,622	225,697	173,247	166,325	4,971	132,963	927,826
Non-interest income	356,085	165,910	49,376	106,991	96,933	(63,124)	89,978	446,063

Expenses, etc.	(601,742)	(154,414)	(265,939)	(94,428)	(22,263)	(64,698)	(159,082)	(760,825)

Consolidated net business profit	¥549,205	¥236,118	¥9,134	¥185,810	¥240,995	¥(122,851)	¥63,859	¥613,064

	Millions of yen
	Leasing			Securities
Nine months ended December 31, 2015	SMFL	Others	Total	SMBC Nikko	SMBC Friend	Others	Total
Gross profit	¥110,986	¥15,076	¥126,062	¥253,255	¥33,614	¥(5,170)	¥281,699
Interest income	11,929	3,715	15,645	1,091	1,349	684	3,124
Non-interest income	99,056	11,360	110,417	252,163	32,265	(5,854)	278,574

Expenses, etc.	(45,676)	(3,486)	(49,163)	(195,199)	(29,337)	(8,762)	(233,298)

Consolidated net business profit	¥65,310	¥11,589	¥76,899	¥58,055	¥4,277	¥(13,932)	¥48,401

Nine months ended December 31, 2015	Millions of yen
	Consumer Finance
	SMCC	Cedyna	SMBCCF	Others	Total	Other Business	Grand Total
Gross profit	¥154,100	¥124,269	¥173,927	¥4,039	¥456,336	¥(19,415)	¥2,218,572
Interest income	9,890	18,060	117,589	(4,570)	140,969	32,262	1,119,829
Non-interest income	144,210	106,208	56,337	8,609	315,366	(51,678)	1,098,743

Expenses, etc.	(116,128)	(92,676)	(76,259)	(9,526)	(294,591)	7,465	(1,330,413)

Consolidated net business profit	¥37,972	¥31,592	¥97,667	¥(5,487)	¥161,744	¥(11,950)	¥888,159

Notes:	1. “SMFL” and “SMBCCF” show consolidated figures of the respective companies.
“SMBC Nikko” represents non-consolidated figures of SMBC Nikko plus figures of overseas incorporated securities companies.
“Cedyna” provides consolidated figures minus figures of immaterial subsidiaries.
2. “Other business” includes profit or loss to be eliminated as inter-segment transactions.

S-A-11

2. Difference between total amount of consolidated net business profit by reportable segment and ordinary profit on quarterly consolidated statements of income (adjustment of difference)

Nine months ended December 31, 2014	Millions of yen
Consolidated net business profit	¥1,005,851
Other ordinary income (excluding equity in gains of affiliates)	186,598
Other ordinary expenses	(85,624)

Ordinary profit on quarterly consolidated statements of income	¥1,106,825

Nine months ended December 31, 2015	Millions of yen
Consolidated net business profit	¥888,159
Other ordinary income	119,789
Other ordinary expenses (excluding equity in losses of affiliates)	(107,788)

Ordinary profit on quarterly consolidated statements of income	¥900,159

S-A-12

(Notes to financial instruments)

There is no significant financial instrument to be disclosed.

(Notes to securities)

The amounts shown in the following tables include negotiable certificates of deposit classified as “Cash and due from banks” and beneficiary claims on loan trust classified as “Monetary claims bought,” in addition to “Securities” stated in the consolidated balance sheets.

1.	Bonds classified as held-to-maturity

March 31, 2015	Millions of yen
	Consolidated balance sheet amount	Fair value	Net unrealized gains (losses)
Japanese government bonds	¥3,283,044	¥3,303,228	¥20,183
Japanese local government bonds	67,843	68,065	221
Japanese corporate bonds	46,263	46,438	175
Other	—	—	—

Total	¥3,397,151	¥3,417,732	¥20,580

Note: The fair values are, in principle, based on their market prices, etc. at the end of the fiscal year.
December 31, 2015	Millions of yen
	Consolidated balance sheet amount	Fair value	Net unrealized gains (losses)
Japanese government bonds	¥2,542,780	¥2,556,496	¥13,715
Japanese local government bonds	20,505	20,546	40
Japanese corporate bonds	5,301	5,316	14
Other	—	—	—

Total	¥2,568,588	¥2,582,358	¥13,770

Note: The fair values are, in principle, based on their market prices, etc. at the end of the period.

2.	Other securities

March 31, 2015	Millions of yen
	Acquisition cost	Consolidated balance sheet amount	Net unrealized gains (losses)
Stocks	¥1,791,891	¥3,846,200	¥2,054,308
Bonds	13,649,533	13,699,561	50,028
Japanese government bonds	10,994,038	11,007,006	12,968
Japanese local government bonds	51,881	52,150	268
Japanese corporate bonds	2,603,613	2,640,404	36,791
Other	7,593,490	8,094,140	500,649

Total	¥23,034,915	¥25,639,901	¥2,604,985

Notes:

1.      Consolidated balance sheet amounts of stocks (including foreign stocks) are carried at their average market prices during the final month of the fiscal year, and bonds and others are carried at their fiscal year-end market prices.

S-A-13

2.      Net unrealized gains (losses) on other securities shown above include gains of ¥29,870 million for the fiscal year ended March 31, 2015 that are recognized in the period’s earnings by applying fair value hedge accounting.

3.      Consolidated balance sheet amounts of other securities whose fair values are extremely difficult to determine are as follows:

March 31, 2015	Millions of yen
Stocks	¥219,799
Other	403,724

Total	¥623,523

These amounts are not included in “2. Other securities” since there are no market prices and it is extremely difficult to determine their fair values.

4.      In light of the “Practical Solution on Measurement of Fair Value for Financial Assets” (ASBJ Practical Issue Task Force No. 25), the fair values of floating rate government bonds are based on the present value of future cash flows (the government bond yield is used to discount and estimate future cash flows). Bond yield and yield volatility are the main price parameters.

December 31, 2015	Millions of yen
	Acquisition cost	Consolidated balance sheet amount	Net unrealized gains (losses)
Stocks	¥1,814,327	¥3,830,740	¥2,016,413
Bonds	12,726,642	12,785,450	58,807
Japanese government bonds	10,070,088	10,090,222	20,134
Japanese local government bonds	27,224	27,366	142
Japanese corporate bonds	2,629,329	2,667,860	38,531
Other	7,318,505	7,630,013	311,508

Total	¥21,859,475	¥24,246,204	¥2,386,729

Notes:

1.      Consolidated balance sheet amounts of stocks (including foreign stocks) are carried at their average market prices during the final month of the period, and bonds and others are carried at their period-end market prices.

2.      Net unrealized gains (losses) on other securities shown above include gains of ¥1,092 million for the nine months ended December 31, 2015 that are recognized in the period’s earnings by applying fair value hedge accounting.

3.      Consolidated balance sheet amounts of other securities whose fair values are extremely difficult to determine are as follows:

December 31, 2015	Millions of yen
Stocks	¥132,523
Other	281,629

Total	¥414,152

These amounts are not included in “2. Other securities” since there are no market prices and it is extremely difficult to determine their fair values.

4.      In light of the “Practical Solution on Measurement of Fair Value for Financial Assets” (ASBJ Practical Issue Task Force No. 25), the fair values of floating rate government bonds are based on the present value of future cash flows (the government bond yield is used to discount and estimate future cash flows). Bond yield and yield volatility are the main price parameters.

S-A-14

3.	Write-down of securities

Bonds classified as held-to-maturity and other securities (excluding securities whose fair values are extremely difficult to determine) are considered as impaired if the fair value decreases materially below the acquisition cost and such decline is not considered as recoverable. The fair value is recognized as the consolidated balance sheet amount and the amount of write-down is accounted for as valuation loss. Valuation losses for the fiscal year ended March 31, 2015 and for the nine months ended December 31, 2015 were ¥5,992 million and ¥850 million, respectively. The rule for determining “material decline” is as follows and is based on the classification of issuers under the rules of self-assessment of assets.

Bankrupt/Effectively bankrupt/Potentially bankrupt issuers:	Fair value is lower than acquisition cost.
Issuers requiring caution:	Fair value is 30% or lower than acquisition cost.
Normal issuers:	Fair value is 50% or lower than acquisition cost.
Bankrupt issuers: Issuers that are legally bankrupt or formally declared bankrupt.
Effectively bankrupt issuers: Issuers that are not legally bankrupt but regarded as substantially bankrupt.
Potentially bankrupt issuers: Issuers that are not bankrupt now, but are perceived to have a high risk of falling into bankruptcy.
Issuers requiring caution: Issuers that are identified for close monitoring.
Normal issuers: Issuers other than the above 4 categories of issuers.

(Notes to money held in trust)

1.	Money held in trust classified as held-to-maturity

Fiscal year ended March 31, 2015

There are no corresponding transactions.

Nine months ended December 31, 2015

There are no corresponding transactions.

2.	Other money held in trust

	Millions of yen
March 31, 2015	Acquisition cost	Consolidated balance sheet amount	Net unrealized gains (losses)
Other money held in trust	¥7,087	¥7,087	—

Note:	Consolidated balance sheet amount is measured at fair value based on its market price, etc. at the final date of the fiscal year.

	Millions of yen
December 31, 2015	Acquisition cost	Consolidated balance sheet amount	Net unrealized gains (losses)
Other money held in trust	¥5,651	¥5,651	—

Note:	Quarterly consolidated balance sheet amount is measured at fair value based on its market price, etc. at the final date of the period.

S-A-15

(Notes to derivative transactions)

(1)	Interest rate derivatives

	Millions of yen
March 31, 2015	Contract amount	Fair Value	Valuation gains (losses)
Listed
Interest rate futures	¥143,225,909	¥(4,876)	¥(4,876)
Interest rate options	36,651,815	6,879	6,879
Over-the-counter
Forward rate agreements	13,617,467	2	2
Interest rate swaps	449,422,723	124,036	124,036
Interest rate swaptions	5,726,716	7,064	7,064
Caps	28,679,826	(22,420)	(22,420)
Floors	692,427	2,125	2,125
Other	4,929,198	3,448	3,448

Total	/	¥116,260	¥116,260

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the consolidated statements of income.

Derivative transactions to which the hedge accounting method is applied are not included in the table above.

	Millions of yen
December 31, 2015	Contract amount	Fair Value	Valuation gains (losses)
Listed
Interest rate futures	¥183,069,291	¥(5,672)	¥(5,672)
Interest rate options	34,537,059	9,325	9,325
Over-the-counter
Forward rate agreements	12,189,201	5	5
Interest rate swaps	372,347,876	141,645	141,645
Interest rate swaptions	7,595,891	(2,417)	(2,417)
Caps	33,353,405	(16,093)	(16,093)
Floors	765,990	1,202	1,202
Other	6,438,308	6,558	6,558

Total	/	¥134,554	¥134,554

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the quarterly consolidated statements of income.

Derivative transactions to which the hedge accounting method is applied are not included in the table above.

S-A-16

(2)	Currency derivatives

	Millions of yen
March 31, 2015	Contract amount	Fair value	Valuation gains (losses)
Listed
Currency futures	¥81,429	¥180	¥180
Over-the-counter
Currency swaps	27,035,522	694,080	10,572
Currency swaptions	760,177	(957)	(957)
Forward foreign exchange	62,599,180	(141,028)	(141,028)
Currency options	5,119,202	(59,698)	(59,698)

Total	/	¥492,576	¥(190,931)

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the consolidated statements of income.

The figures above do not include those derivatives to which the hedge accounting method is applied. They also exclude transactions related to financial assets and liabilities denominated in foreign currencies and recognized in the consolidated balance sheets, or transactions related to financial assets and liabilities denominated in foreign currencies which have been eliminated in the consolidation.

	Millions of yen
December 31, 2015	Contract amount	Fair value	Valuation gains (losses)
Listed
Currency futures	¥1,090	¥(5)	¥(5)
Over-the-counter
Currency swaps	31,326,466	469,630	(38,746)
Currency swaptions	1,114,558	(691)	(691)
Forward foreign exchange	58,081,966	(24,530)	(24,530)
Currency options	5,417,683	(50,030)	(50,030)

Total	/	¥394,372	¥(114,003)

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the quarterly consolidated statements of income.

The figures above do not include those derivatives to which the hedge accounting method is applied. They also exclude transactions related to financial assets and liabilities denominated in foreign currencies and recognized in the consolidated balance sheets, or transactions related to financial assets and liabilities denominated in foreign currencies which have been eliminated in the consolidation.

S-A-17

(3)	Equity derivatives

	Millions of yen
March 31, 2015	Contract amount	Fair value	Valuation gains (losses)
Listed
Equity price index futures	¥1,274,309	¥(4,622)	¥(4,622)
Equity price index options	323,588	(4,866)	(4,866)
Over-the-counter
Equity options	459,756	1,417	1,417
Equity index forward contracts	50,198	626	626
Equity index swaps	91,365	679	679

Total	/	¥(6,764)	¥(6,764)

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the consolidated statements of income.

Derivative transactions to which the hedge accounting method is applied are not included in the table above.

	Millions of yen
December 31, 2015	Contract amount	Fair value	Valuation gains (losses)
Listed
Equity price index futures	¥1,168,227	¥10,551	¥10,551
Equity price index options	366,141	(6,146)	(6,146)
Over-the-counter
Equity options	444,809	(154)	(154)
Equity index forward contracts	14,368	988	988
Equity index swaps	142,667	3,016	3,016

Total	/	¥8,255	¥8,255

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the quarterly consolidated statements of income.

Derivative transactions to which the hedge accounting method is applied are not included in the table above.

(4)	Bond derivatives

	Millions of yen
March 31, 2015	Contract amount	Fair value	Valuation gains (losses)
Listed
Bond futures	¥5,929,926	¥(7,342)	¥(7,342)
Bond futures options	77,496	66	66
Over-the-counter
Bond options	213,637	532	532

Total	/	¥(6,743)	¥(6,743)

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the consolidated statements of income.

Derivative transactions to which the hedge accounting method is applied are not included in the table above.

S-A-18

	Millions of yen
December 31, 2015	Contract amount	Fair value	Valuation gains (losses)
Listed
Bond futures	¥5,861,047	¥1,659	¥1,659
Bond futures options	85,945	109	109
Over-the-counter
Forward bond agreement	99	0	0
Bond options	248,279	408	408

Total	/	¥2,177	¥2,177

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the quarterly consolidated statements of income.
Derivative transactions to which the hedge accounting method is applied are not included in the table above.

(5)	Commodity derivatives

	Millions of yen
March 31, 2015	Contract amount	Fair value	Valuation gains (losses)

Listed
Commodity futures	¥29,705	¥(636)	¥(636)
Over-the-counter
Commodity swaps	203,438	1,505	1,505
Commodity options	24,625	(614)	(614)

Total	/	¥253	¥253

Notes:	1. The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the consolidated statements of income.
Derivative transactions to which the hedge accounting method is applied are not included in the table above.
2. Underlying assets of commodity derivatives are fuels and metals.

	Millions of yen
December 31, 2015	Contract amount	Fair value	Valuation gains (losses)

Listed
Commodity futures	¥29,132	¥(56)	¥(56)
Over-the-counter
Commodity swaps	186,613	675	675
Commodity options	39,102	(882)	(882)

Total	/	¥(264)	¥(264)

Notes:	1. The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the quarterly consolidated statements of income.
Derivative transactions to which the hedge accounting method is applied are not included in the table above.
2. Underlying assets of commodity derivatives are fuels and metals.

S-A-19

(6)	Credit derivative transactions

	Millions of yen
	Contract amount	Fair value	Valuation gains (losses)
March 31, 2015
Over-the-counter
Credit default options	¥1,144,209	¥(2,574)	¥(2,574)

Total	/	¥(2,574)	¥(2,574)

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the consolidated statements of income.
Derivative transactions to which the hedge accounting method is applied are not included in the table above.

	Millions of yen
	Contract amount	Fair value	Valuation gains (losses)
December 31, 2015
Over-the-counter
Credit default options	¥1,228,705	¥(1,369)	¥(1,369)

Total	/	¥(1,369)	¥(1,369)

Note:	The above transactions are valued at fair value and the valuation gains (losses) are accounted for in the quarterly consolidated statements of income.
Derivative transactions to which the hedge accounting method is applied are not included in the table above.

(Business combination)

<Business combination through acquisition>

The integration of Citibank’s retail banking business by SMBC Trust Bank

SMBC Trust Bank Ltd. (“SMBC Trust”), a wholly owned subsidiary of SMFG, succeeded the retail banking business from Citibank Japan Ltd. (“Citibank”), a wholly owned subsidiary of Citigroup Inc., through the absorption-type split on November 1, 2015 (effective date). The outline of the business combination through acquisition is as follows:

1. Outline of the business combination

(1)	Name of the acquired company and its business

Citibank Japan Ltd. (Retail banking business)

(2)	Main reasons for the business combination

We aim at achieving sustainable growth at SMFG, through expansion of our customer base with the integration of retail customers acquired from Citibank; further strengthening of overseas operations through the acquisition of approximately 1 trillion yen in foreign currency deposits; and the sharing of expertise in various areas, including foreign currency investment management and marketing.

(3)	Date of the business combination

November 1, 2015

S-A-20

(4)	Legal form of the business combination

This is an absorption-type split in which SMBC Trust is the successor company.

(5)	Name of the entity after the business combination

SMBC Trust Bank Ltd.

(6)	Grounds for deciding on the acquirer

SMBC Trust allocated non-voting stocks to Citibank as the consideration of the acquisition.

2.	Period of the acquired company’s financial result included in the consolidated statements of income of SMFG

From November 1, 2015 to December 31, 2015

3.	Acquisition cost and consideration of the acquired business

Consideration	Non-voting stocks (900,000 shares)	¥45,000 million
Acquisition cost		¥45,000 million

Note that SMBC Trust allocated its non-voting stocks to Citibank and SMBC, a wholly owned subsidiary of SMFG, acquired them in cash.

4.	Amount of goodwill, reason for recognizing goodwill, amortization method and the period

(1)	Amount of goodwill

¥14,476 million

(2)	Reason for recognizing goodwill

SMFG accounted for the difference between the acquisition cost and fair value of the acquired net assets on the date of the business combination as goodwill.

(3)	Amortization method and the period

Straight-line method over 20 years

5.	Amounts of assets and liabilities acquired on the date of the business combination

(1)	Assets

Millions of yen
Total assets	2,407,085
Cash and due from banks	2,296,106

(2)	Liabilities

Millions of yen
Total liabilities	2,376,561
Deposits	2,361,907

S-A-21

6.	The amounts allocated to intangible fixed assets other than goodwill, breakdown by component and the weighted average amortization period by component

Intangible fixed assets, other than goodwill	¥36,807 million	(20 years)
Core deposits	¥27,487 million	(20 years)
Assets related to customers	¥9,320 million	(20 years)

(Per share data)

Earnings per share, earnings per share (diluted) and the calculation method of each are as follows:

	Millions of yen, except per share data and number of shares
Nine months ended December 31	2014	2015
(i) Earnings per share	¥498.97	¥458.04
[The calculation method]
Profit attributable to owners of parent	682,220	626,242
Amount not attributable to common stockholders	—	—
Profit attributable to owners of parent concerning common stock	682,220	626,242
Average number of common stock during the period (in thousands)	1,367,262	1,367,231
(ii) Earnings per share (diluted)	¥498.68	¥457.73
[The calculation method]
Adjustment for profit attributable to owners of parent	(0)	(0)
Adjustment of dilutive shares issued by consolidated subsidiaries	(0)	(0)
Increase in the number of common stock (in thousands)	791	902
Stock acquisition rights	791	902

(Significant Subsequent Events)

There is no significant subsequent event to be disclosed.

(Others)

Interim dividends (dividends from surplus under Article 454, Paragraph (5) of the Companies Act)

The meeting of the Board of Directors held on November 12, 2015 resolved interim dividends for the fiscal year ending March 31, 2016 as shown below:

Total amount of interim dividends	¥105,753 million

Interim dividends per share	¥75

Effective date and payment start date	December 3, 2015

S-A-22

Quarterly Review Report of Independent Auditors

February 10, 2016

The Board of Directors

Sumitomo Mitsui Financial Group, Inc.

KPMG AZSA LLC

Tsutomu Takahashi (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Yutaka Terasawa (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Tomomi Mase (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Pursuant to the first paragraph of Article 193-2 of the Financial Instruments and Exchange Act, we have reviewed the quarterly consolidated financial statements, comprising the quarterly consolidated balance sheets, the quarterly consolidated statements of income, the quarterly consolidated statements of comprehensive income, and the related notes, of Sumitomo Mitsui Financial Group, Inc. for the third quarter (October 1, 2015 to December 31, 2015) and the nine-month period (April 1, 2015 to December 31, 2015) of the fiscal year from April 1, 2015 to March 31, 2016.

Management’s Responsibility for the Quarterly Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the quarterly consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of the quarterly consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express a conclusion on the quarterly consolidated financial statements based on our quarterly review as independent auditors. We conducted our review in accordance with quarterly review standards generally accepted in Japan.

A quarterly review consists principally of making inquiries, primarily of management and persons responsible for financial and accounting matters, and perfoming analytical procedures and other quarterly review procedures. A quarterly review is substantially less in scope than an audit conducted in conformity with auditing standards generally accepted in Japan.

We believe that we have obtained the evidence to provide a basis for our conclusion.

Auditor’s Conclusion

In our quarterly review, nothing has come to our attention that causes us to believe that the quarterly consolidated financial statements referred to above do not fairly present, in all material respects, the financial positions of Sumitomo Mitsui Financial Group, Inc. and its consolidated subsidiaries as of December 31, 2015 and their operating results for the nine-month period ended December 31, 2015, in conformity with accounting principles generally accepted in Japan.

Conflicts of Interest

Our firm and engagement partners have no interest in the Company which should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

S-A-23

PROSPECTUS

Sumitomo Mitsui Financial Group, Inc.

(incorporated in Japan)

Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these debt securities and the general manner in which these debt securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of these debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 27 of this prospectus before purchasing any of our securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, where information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “dollars” and “U.S. dollars” are to United States dollars and references to “yen” and “¥” are to Japanese yen. Unless otherwise specified, when converting currencies into yen we use the Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. References to the “Group” are to us and our subsidiaries and affiliates taken as a whole. “SMBC” and the “Bank” refer to our main subsidiary, Sumitomo Mitsui Banking Corporation or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “risk,” “project,” “should,” “seek,” “target,” “will” and similar expressions, among others, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ from those in the forward-looking statements as a result of various factors, and the differences may be material. Potential risks and uncertainties include, without limitation, the following:

•	deterioration of Japanese and global economic conditions and financial markets;

•	constraints on our operations due to capital adequacy requirements;

•	declines in the value of our securities portfolio;

•	changes in the level or volatility of market rates or prices;

•	incurrence of significant credit-related costs;

•	a significant downgrade of our credit ratings;

•	our ability to successfully implement our business strategy through our subsidiaries, affiliates and alliance partners;

•	exposure to new risks as we expand the scope of our business;

•	the industry specific risks of the consumer finance industry;

•	the recoverability of deferred tax assets;

•	litigation and regulatory proceedings;

•	insufficient liquidity;

•	problems of other financial institutions;

•	adverse regulatory developments or changes in government policies; and

•	other risk factors set forth in our most recent annual report on Form 20-F or in an applicable prospectus supplement.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our then most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, presented in accordance with IFRS, for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal year ended March 31,					Six months ended September 30, 2015
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges
Excluding interest on deposits	4.06	4.03	3.71	5.32	4.67	5.25
Including interest on deposits	3.05	3.08	2.92	3.87	3.33	3.62

In calculating the ratio of earnings to fixed charges, we used the following definitions:

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries.

The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

We are a joint stock company incorporated with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, one of the largest commercial banks in Japan. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. Our subsidiaries also include Sumitomo Mitsui Finance and Leasing Company, Limited, in the leasing business, SMBC Nikko Securities Inc. and SMBC Friend Securities Co., Ltd. in the securities business, and Sumitomo Mitsui Card Company, Limited, Cedyna Financial Corporation, and SMBC Consumer Finance Co., Ltd. in the consumer finance business.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2015 presented in accordance with IFRS. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

As of September 30, 2015
(Millions of yen)
Indebtedness:(1)
Borrowings
Short-term borrowings	¥4,290,523
Long-term borrowings:
Unsubordinated	5,567,987
Subordinated	314,194
Liabilities associated with securitization transactions	1,058,809
Lease obligations	107,976

Total borrowings	11,339,489

Debt securities in issue
Commercial paper	4,782,717
Bonds	4,661,130
Subordinated bonds	1,995,968

Total debt securities in issue	11,439,815

Total indebtedness(2)	22,779,304

Equity:
Capital stock	2,337,896
Capital surplus	863,216
Retained earnings	3,889,763
Other reserves	2,272,304
Treasury stock	(175,345)

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	9,187,834
Non-controlling interests	1,686,226
Equity attributable to other equity instruments holders	299,895

Total equity	11,173,955

Total capitalization and indebtedness	¥33,953,259

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	26% of our total indebtedness was secured as of September 30, 2015.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities, collectively the “debt securities,” that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sumitomo Mitsui Financial Group, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into upon the initial issuance of senior debt securities, between us and The Bank of New York Mellon, which we refer to as the senior trustee. We may issue subordinated debt securities, from time to time, in one or more series under a subordinated indenture to be entered into upon the initial issuance of subordinated debt securities between us and The Bank of New York Mellon, which we refer to as the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures will limit the amount of debt securities that we may issue thereunder, nor will they contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu among themselves without any preference. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable, if any;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•	Any other or different events of default or subordination, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•	The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•	The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series;

•	Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Events of Default and Rights of Acceleration

Senior Debt Securities

The senior indenture will provide holders of our senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy, insolvency or similar proceedings. In many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default will be defined under the senior indenture, with respect to any series of senior debt securities issued under that indenture, as the occurrence and continuation of any one or more of the following events:

•	Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the senior debt securities of such series;

•	We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;

•	Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the indenture in relation to the senior debt securities of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution; or

•	Any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Under the senior indenture, the senior trustee shall be required to give notice by mail to the holders of the relevant series of the senior debt securities of all defaults known to the senior trustee that have occurred with respect to such series. The senior trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the senior trustee, unless the defaults have been cured before transmission of such notice.

The senior indenture provides that if any event of default shall occur and be continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the senior trustee if given by the holders), may, and the senior trustee at the request of such holders shall (subject to the senior trustee being indemnified and/or secured to its reasonable satisfaction), declare the entire principal of all such outstanding senior debt securities of such series, together with all accrued and unpaid interest, to be due and payable immediately.

Subordinated Debt Securities

Events of default, events of acceleration and other defaults applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Waiver of Default or Acceleration

Prior to the acceleration of the maturity of any of the debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series then outstanding under the indenture relating to such debt securities (voting together as a single class) also have the right to waive any past default, event of default or event of acceleration, as the case may be, and its consequences, except a default in respect of a covenant or a provision of such indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The indentures will permit us from time to time and without the consent of the holders of the debt securities of a particular series, to create and issue additional debt securities on the same terms and conditions as the original debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of debt securities and originally constituting such series for all purposes under the relevant indenture, provided that such additional debt securities that are so consolidated must be fungible for U.S. federal income tax purposes with the outstanding debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding debt securities, issue other series of debt securities in the future under the indentures on terms and conditions different from the debt securities offered hereby.

Taxation and Additional Amounts

We will make all payments of principal and interest in respect of the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any of the debt securities under any of the following circumstances:

•	the holder or beneficial owner of the debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such debt securities by reason of its having some connection with Japan other than the mere holding of such debt securities or being a person having a special relationship with us as described in Article 6, Paragraph (4) of the Special Taxation Measures Act;

•	the holder or beneficial owner of the debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•	the holder or beneficial owner of the debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant debt securities through a payment handling agent in Japan appointed by it);

•	the debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•	the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

•	the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities (where presentation is required) to another paying agent maintained by us;

•	the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, a debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such debt security; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where the debt securities are held through a participant of an international clearing organization or a financial intermediary, or a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act, or a designated financial institution, each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Special Taxation Measures Act, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing to any debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the debt securities as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the trustee will make such certified copies or other evidence available to the holders upon reasonable request to the trustee.

If (i) subsequent to making a payment on the debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the debt securities; provided that, except as otherwise set forth in the debt securities or in the relevant indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the relevant indenture or as a consequence of the initial issuance, execution, delivery or registration of the debt securities.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the debt securities and the relevant indenture.

Repurchases

We, or any subsidiary of ours, may at any time but subject to prior confirmation or approval of the FSA (if such confirmation or approval is required under applicable Japanese laws or regulations then in effect) purchase any or all of the debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any debt securities held by any holder as result of our or its purchase or offer to purchase debt securities held by any other holder in the open market or otherwise. Any debt securities so repurchased by us or any subsidiary of ours and surrendered to the paying agent shall be cancelled.

Consolidation, Merger, Sale or Conveyance

The indentures will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan, and expressly assumes our obligations under all series of debt securities issued under the relevant indenture, and further provided that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, shall have occurred and be continuing.

Paying Agents

Whenever we appoint a paying agent to make payments required under an indenture and the relevant series of debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the debt securities and will make payments to such holders as provided for in the relevant indenture and the debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security to the full extent permitted by applicable law against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation as between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee on the day on which final non-appealable judgment is entered is able to purchase U.S. dollars with the amount of the judgment currency actually received by the holder. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Satisfaction and Discharge

We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture if we shall have:

•	paid or caused to be paid the principal of and interest on all of the debt securities of such series outstanding (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture) as and when the same shall have become due and payable; or

•	delivered to the paying agent for cancellation all of the debt securities of such series theretofore authenticated (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture).

Modification and Waiver

Any amendment or modification to the principal terms of the debt securities is subject to the terms of the indenture and to prior confirmation or approval of the FSA, if such confirmation or approval is required under applicable Japanese laws or regulations then in effect.

In addition, in the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture.

Without Consent of Holders

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	cure ambiguities, defects or inconsistencies, or make or amend other provisions which shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	add covenants for the protection of the holders of the debt securities;

•	establish the forms or terms of the debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; or

•	evidence the assumption by a successor of the obligations of us under the debt securities and the indenture.

With Consent of Holders

Each of us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (voting together as a single class), may add any provisions to, or change in any manner or eliminate any of the provisions of, each indenture or modify in any manner the rights of the holders of the debt securities issued pursuant to such indenture. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•	make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the debt securities or in accordance with the terms thereof;

•	modify or amend any provisions for converting any currency into any other currency as provided in the debt securities or in accordance with the terms of such debt securities;

•	change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the debt securities rather than to pay the additional amounts;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of such debt security (if applicable) or the amount provable in bankruptcy, or impair or affect the right of any holders of the debt securities to institute suit for the payment thereof or, if the debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the debt securities;

•	modify or amend any provisions relating to the conversion or exchange of any of the debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such debt securities or otherwise in accordance with the terms of such debt securities;

•	in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the debt securities of any particular series pursuant to the subordinated indenture; or

•	reduce the aforesaid percentage of any of the debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of debt securities, The Bank of New York Mellon will serve as the senior trustee and the subordinated trustee.

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration or a default in the payment of interest or principal with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration or default in the payment of interest or principal, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including reasonable and properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures will provide that the trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptable such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture act.

Repayment of Funds

The indentures will provide that all monies paid by us to a trustee or paying agent for a particular series of debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall be become due and payable will be repaid to us and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Jurisdiction and Service of Process

Under the indentures, we will irrevocably designate Sumitomo Mitsui Banking Corporation, New York Branch as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we will irrevocably submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the indenture and the debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the relevant indenture to institute any proceeding against us with respect to the indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing default with respect to the debt security;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series issued under the relevant indenture (treated as a single class) shall have made written request to the trustee to institute proceedings and such holders have offered the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

•	no written direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of each affected series under the relevant indenture (voting together as a single class).

Undertaking for Costs

The indentures will provide that we and the trustee agree, and each holder of a debt security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the relevant indenture or against the trustee for action taken, suffered or omitted by it as trustee (other than a suit instituted by the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such debt securities and registration of transfers of such securities. We, the trustee and any agent of ours or the trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the debt securities and in the indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the debt securities.

Global Securities

The debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the debt securities will be exercisable by beneficial owners of the debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days. Upon the occurrence of such event, DTC shall instruct us to transfer the debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the indenture and the debt security, and, accordingly, our obligations under the debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such debt securities, and not to the holders of beneficial interests in such debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency”

registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have debt securities registered in their name, will not receive physical delivery of debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

Interests in the global securities will trade in DTC’s Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and DTC participants. Transfers between DTC participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive debt securities and to distribute such legended debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the securities offered by this prospectus will be set forth in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” of any such plan, account or arrangement described in clause (a) or (b) by reason of any such plan’s, account’s, or arrangement’s investment therein (we refer to the foregoing described in clauses (a), (b) and (c), collectively, as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans, or Non-ERISA Arrangements, are not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, each a Similar Law.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing, collectively, as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the debt securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the debt securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption. Such parties in interest include, without limitation, us, the trustee, the paying agent, calculation agent, the transfer agent and the registrar for the debt securities and the initial purchasers.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the debt securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the debt securities and related lending transactions, provided that neither the party in interest nor its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the debt securities.

Each purchaser or holder of a debt security, and each fiduciary who causes any entity to purchase or hold a debt security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such debt securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the debt securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase and holding of such bonds shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any provision of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the debt securities on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of Title I of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the debt securities.

Each purchaser and holder of a debt security will have exclusive responsibility for ensuring that its purchase and holding of the bond does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the bonds would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If SMBC Nikko Securities America, Inc. or any other broker-dealer affiliate of ours participates in the distribution of our securities, the offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

EXPERTS

Our consolidated financial statements and the related financial statement as of March 31, 2014 and 2015 and for each of the years in the three-year period ended March 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2015 have been incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2015 in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our United States counsel. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Simpson Thacher & Bartlett LLP, United States counsel to any underwriters, dealers or agents, will pass upon certain legal matters as to United States federal law and New York State law for them.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company with limited liability (kabushiki kaisha) incorporated under the laws of Japan. Most or all of our directors, executive officers and corporate auditors are non-residents of the United States and all or a substantial portion of our assets and the assets of these non-resident persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such non-resident persons, or to enforce against any of us judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws. We have been advised by Nagashima Ohno & Tsunematsu, our Japanese counsel, that there is doubt as to the enforceability in Japan, in original actions or in actions brought before Japanese courts for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Sumitomo Mitsui Banking Corporation, New York Branch.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-

swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “SMFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2015, filed on July 22, 2015 (File Number 001-34919); and

•	our report on Form 6-K furnished to the SEC on January 21, 2016, which includes our unaudited interim IFRS consolidated financial results for the six-month period ended September 30, 2015.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at http://www.smfg.co.jp.

OUR PRINCIPAL EXECUTIVE OFFICE

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005, Japan

TRUSTEE, PAYING AGENT, CALCULATION AGENT,

TRANSFER AGENT AND

REGISTRAR FOR THE NOTES

The Bank of New York Mellon

101 Barclay Street, New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Davis Polk & Wardwell LLP Izumi Garden Tower, 33rd Floor 6-1, Roppongi 1-chome Minato-ku, Tokyo 106-6033, Japan	Nagashima Ohno & Tsunematsu JP Tower 2-7-2, Marunouchi Chiyoda-ku, Tokyo 100-7036, Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower, 41st Floor

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032, Japan

INDEPENDENT AUDITORS

KPMG AZSA LLC

1-2, Tsukudo-cho

Shinjuku-ku, Tokyo 162-8551, Japan

Sumitomo Mitsui Financial Group, Inc.

U.S.$1,750,000,000 2.934% Senior Notes due 2021

U.S.$1,500,000,000 3.784% Senior Notes due 2026

U.S.$750,000,000 Senior Floating Rate Notes due 2021

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

SMBC Nikko

Citigroup

Barclays

BofA Merrill Lynch

J.P. Morgan

Daiwa Capital Markets

Nomura

Deutsche Bank Securities

HSBC